Exhibit 4.6

EXECUTION VERSION

SOLO CUP COMPANY

and

SOLO CUP OPERATING CORPORATION

10.5% SENIOR SECURED NOTES DUE 2013

INDENTURE

Dated as of July 2, 2009

U.S. BANK NATIONAL ASSOCIATION

as Trustee

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.06
(b)	13.03
(c)	13.03
313(a)	7.06
(b)(1)	12.08
(b)(2)	7.06, 7.07
(c)	7.06, 13.02
(d)	7.06
314(a)	4.03, 4.04
(b)	12.08
(c)(1)	13.04
(c)(2)	13.04
(c)(3)	N.A.
(d)	12.08
(e)	13.05
(f)	N.A.
315(a)	7.01
(b)	7.05
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	2.10
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07

*	N.A. means not applicable.
This Cross-Reference Table is not part of this Indenture

Trust Indenture Act Section	Indenture Section
(c)	13.14
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.05
318(a)	13.01
(b)	N.A.
(c)	13.01

i

INDENTURE, dated as of July 2, 2009, among Solo Cup Company, a Delaware corporation (the “Company”), Solo Cup Operating Corporation, a Delaware corporation (the “Co-Issuer” and together with the Company, collectively, the “Issuers”), the Guarantors (as defined below) listed on the signature pages hereto and U.S. Bank National Association, a nationally chartered banking association, as trustee.

The Issuers have duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of their 10.5% senior secured notes due 2013 (the “Notes”) to be issued in one or more series as provided in this Indenture. The Guarantors have duly authorized the execution and delivery of this Indenture to provide for a guarantee of the Notes and of certain of the obligations of the Issuers hereunder. All things necessary to make this Indenture a valid agreement of the Issuers and the Guarantors, in accordance with its terms, have been done.

The Issuers, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the Notes:

ARTICLE ONE

DEFINITIONS AND INCORPORATION

BY REFERENCE

Section 1.01. Definitions.

“144A Global Note” means a global note substantially in the form of Exhibit A bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, that shall be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“ABL Collateral” means all present and future right, title and interest of the Issuers and the Guarantors in and to the following, whether now owned or hereafter acquired, existing or arising, and wherever located:

(1) “accounts” and “payment intangibles,” including tax refunds, but excluding “payment intangibles” (in each case, as defined in Article 9 of the New York Uniform Commercial Code) that constitute identifiable proceeds of Notes Collateral;

(2) “inventory” (as defined in Article 9 of the New York Uniform Commercial Code) and indebtedness owed to the Company or any of its Subsidiaries that arises from cash advances to enable the obligor thereof to acquire “inventory” (as defined in Article 9 of the New York Uniform Commercial Code);

(3) “deposit accounts” (as defined in Article 9 of the New York Uniform Commercial Code), “commodity accounts” (as defined in Article 9 of the New York Uniform Commercial Code), “securities accounts” (as defined in Article 8 of the New York Uniform Commercial Code) and lock-boxes, including all “money” (as defined in Article 1 of the New York Uniform Commercial Code) and “certificated securities,” “uncertificated securities,” “securities entitlements” and “investment property” (as defined in Article 8 or Article 9 of the New York Uniform Commercial Code) credited thereto or deposited therein (including all cash, marketable securities and other funds held in or on deposit in any such deposit account, commodity account or securities account); “instruments” (as defined in Article 9 of the New York Uniform Commercial Code), including intercompany notes; “chattel paper” (as defined in Article 9 of the New York Uniform Commercial Code); and all cash and cash equivalents, including cash and cash equivalents securing reimbursement obligations in respect of letters of credit or other ABL Debt Obligations;

(4) “general intangibles” (as defined in Article 9 of the New York Uniform Commercial Code) pertaining to the other items of property included within clauses (1), (2), (3), (5) and (6) of this definition;

(5) books and “records” (as defined in Article 9 of the New York Uniform Commercial Code), “supporting obligations” (as defined in Article 9 of the New York Uniform Commercial Code), “documents” (as defined in Article 9 of the New York Uniform Commercial Code) and related “letters of credit” (as defined in Article 5 of the New York Uniform Commercial Code), and “commercial tort claims” (as defined in Article 9 of the New York Uniform Commercial Code) or other claims and causes of action, in each case, to the extent related primarily to any of the foregoing; and

(6) all substitutions, replacements, accessions, products and proceeds (including, without limitation, insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) of all or any of the foregoing, except to the extent that any item of property included in clauses (1) through (6) of this definition constitutes an Excluded Asset; provided that in no case shall ABL Collateral include any identifiable cash proceeds from a Sale of Notes Collateral that have been deposited in the Collateral Proceeds Account in accordance with Section 4.10 until such time as such net cash proceeds are released therefrom in accordance with the terms of this Indenture; provided further that, in the case of any Guarantor that is organized under the laws of any part of the United Kingdom, the description of items of property referred to in clauses (1) through (6) of this definition shall be subject to adjustment to reflect the classification of assets used under the laws of the applicable part of the United Kingdom and to reflect the categories of assets that are subject to the Security Documents governing such Guarantors.

“ABL Collateral Agent” means Bank of America, N.A., as agent under the ABL Credit Facility, together with any other collateral agent, collateral trustee or other representative of lenders or holders of ABL Debt Obligations that becomes party to the Intercreditor Agreement upon the refinancing or replacement of the ABL Credit Facility, or any successor representative acting in such capacity.

“ABL Credit Facility” means that certain Loan Agreement, dated as of the date of this Indenture, by and among the Issuers, the Guarantors party thereto, Bank of America, N.A., as administrative agent and the other agents and lenders party thereto from time to time, and any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, adjusted, waived, renewed, modified, refunded, replaced, restated, restructured, increased, supplemented or refinanced in whole or in part from time to time, regardless of whether such amendment, restatement, adjustment, waiver, modification, renewal, refunding, replacement, restatement, restructuring, increase, supplement or refinancing is with the same financial institutions (whether as agents or lenders) or otherwise.

“ABL Debt” means

(1) Indebtedness outstanding under the ABL Credit Facility on the date of this Indenture or incurred from time to time after the date of this Indenture under the ABL Credit Facility; and

(2) additional Indebtedness (including letters of credit and reimbursement obligations with respect thereto) of either of the Issuers or any Guarantor secured by Liens on ABL Collateral; provided, in the case of any additional Indebtedness referred to in this clause (2), that:

(a)	on or before the date on which such additional Indebtedness is incurred by the Issuers or such Guarantor, as applicable, such additional Indebtedness is designated by the Company, in an Officers’ Certificate delivered to the Collateral Trustee, as “ABL Debt” for purposes of the Secured Debt Documents; provided that such Indebtedness may not be designated as both ABL Debt and Priority Lien Debt, or designated as both ABL Debt and Subordinated Lien Debt; and

(b)	the collateral agent or other representative with respect to such Indebtedness, the ABL Collateral Agent, the Collateral Trustee, the Issuers and each applicable Guarantor have duly executed and delivered the Intercreditor Agreement (or a joinder to the Intercreditor Agreement or a new intercreditor agreement substantially similar to the Intercreditor Agreement, as in effect on the date of this Indenture, and in a form reasonably acceptable to each of the parties thereto).

“ABL Debt Documents” means the ABL Credit Facility, any additional credit agreement or indenture related thereto and all other loan documents, security documents, notes, guarantees, instruments and agreements governing or evidencing, or executed or delivered in connection with, the ABL Credit Facility.

“ABL Debt Obligations” means ABL Debt incurred or arising under the ABL Debt Documents and all other Obligations (excluding any Obligations that would constitute ABL Debt), together with (1) Banking Product Obligations of either of the Issuers or any Guarantor relating to services provided to either of the Issuers or any Guarantor that are secured, or intended to be secured, by the ABL Debt Documents if the provider of such Banking Product Obligations has agreed to be bound by the terms of the Intercreditor Agreement or such provider’s interest in the ABL Collateral is subject to the terms of the Intercreditor Agreement; and (2) Hedging Obligations that are secured, or intended to be secured, under the ABL Debt Documents if the provider of such Hedging Obligations has agreed to be bound by the terms of the Intercreditor Agreement or such provider’s interest in the ABL Collateral is subject to the terms of the Intercreditor Agreement.

“ABL Lien Cap” means, as of any date of determination, the greater of (1) $275.0 million and (2) the amount of the Borrowing Base as of such date, after giving pro forma effect to the incurrence of any ABL Debt and the application of the net proceeds therefrom.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into, or becomes a Subsidiary of, such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by the specified Person, to the extent of the fair market value of the asset where the Indebtedness so secured is not the Indebtedness of the specified Person.

“Act of Required Debtholders” means, as to any matter at any time:

(1) prior to the Discharge of Priority Lien Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of at least 50.1% of the sum of:

(a)	the aggregate outstanding principal amount of Priority Lien Debt (including outstanding letters of credit whether or not then drawn); and

(b)	other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Priority Lien Debt; and

(2) at any time after the Discharge of Priority Lien Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of Subordinated Lien Debt representing the Required Subordinated Lien Debtholders.

For purposes of this definition, (1) Secured Debt registered in the name of, or beneficially owned by, the Issuers or any Affiliate of the Issuers will be deemed not to be outstanding, and (2) votes will be determined in accordance with Section 7.2 of the Collateral Trust Agreement.

“Additional Notes” means an unlimited maximum aggregate principal amount of Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02, 4.09 and 4.12 as part of the same series as the Initial Notes.

“Affiliate” of any specified Person means (1) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (2) any executive officer or director of such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Agent” means any Registrar or Paying Agent.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1) 1.0% of the principal amount of the Note; or

(2) the excess of:

(a)	the present value at such redemption date of (i) the redemption price of the Note at May 1, 2011 (such redemption price being set forth in Section 3.07(a)), plus (ii) all required interest payments due on the Note through May 1, 2011 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)	the principal amount of the Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any property or assets other than Equity Interests of the Company; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuers and the Company’s Restricted Subsidiaries taken as a whole will be governed by Section 4.14 and/or Section 5.01 and not by Section 4.10; and

(2) the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale by the Company or any Restricted Subsidiary thereof of Equity Interests in any of its Restricted Subsidiaries (other than directors’ qualifying shares).

Notwithstanding the preceding, the following items shall be deemed not to be Asset Sales:

(1) any single transaction or series of related transactions that involves property or assets having a fair market value of less than $2.0 million;

(2) a transfer of property or assets between or among the Company and its Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to another Restricted Subsidiary of the Company;

(4) the sale, lease, assignment, license or sublease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

(5) the sale or other disposition of cash or Cash Equivalents;

(6) a Restricted Payment that is permitted by Section 4.07 or a Permitted Investment;

(7) any sale, exchange or other disposition of any property or equipment that has become damaged, worn out, obsolete or otherwise unsuitable for use in connection with the business of the Company or its Restricted Subsidiaries;

(8) the licensing of intellectual property in the ordinary course of business;

(9) any sale or other disposition deemed to occur with creating or granting a Lien not otherwise prohibited by this Indenture or the Note Documents;

(10) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(11) the surrender or waiver of contract rights or settlement, release or surrender of a contract, tort or other litigation claim in the ordinary course of business; and

(12) sales, conveyances or other transfers of accounts receivable and related assets, or fractional undivided interests therein, by a Foreign Subsidiary in connection with factoring or other receivables financing transactions by such Foreign Subsidiary in conjunction with an incurrence of Indebtedness permitted by Section 4.09(b)(xii); provided that each such sale, conveyance or other transfer shall be subject to Section 4.10(a)(i).

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Banking Product Obligations” means, with respect to either of the Issuers or any Guarantor, any obligations of such Issuer or Guarantor owed to any Person in respect of treasury management services (including, without limitation, services in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depositary, information reporting, lock-box and stop payment services), commercial credit card and merchant card services, stored valued card services, other cash management services, or lock-box leases and other banking products or services related to any of the foregoing.

“Bankruptcy Code” means Title 11 of the United States Code.

“Bankruptcy Law” means the Bankruptcy Code or any similar U.S. federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Issuer to have been duly adopted by the Board of Directors of such Issuer and to be in full force and effect on the date of such certification.

“Borrowing Base” means, as of any date, an amount equal to:

(1) 85% of the face amount of all accounts receivable owned by the Company and its Restricted Subsidiaries as of the end of the most recent month preceding such date for which internal financial statements are available that were not more than 180 days past due; plus

(2) 65% of the book value of all inventory owned by the Company and its Restricted Subsidiaries as of the end of the most recent fiscal month preceding such date for which internal financial statements are available.

“Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

“Business Day” means any day other than a Legal Holiday.

“Canadian Credit Facility” means the Credit Agreement, dated as of September 24, 2004, between Solo Cup Canada Inc. (under its former name, Lily Cups Inc.), as borrower, and GE Canada Finance Holding Company, as agent and lender, as amended as of the date of this Indenture, and any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, adjusted, waived, renewed, modified, refunded, replaced, restated, restructured, increased, supplemented or refinanced in whole or in part from time to time, regardless of whether such amendment, restatement, adjustment, waiver, modification, renewal, refunding, replacement, restatement, restructuring, increase, supplement or refinancing is with the same financial institutions (whether as agents or lenders) or otherwise.

“Calculation Date” has the meaning set forth below in the definition of “Fixed Charge Coverage Ratio.”

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

(3) time deposits, demand deposits, money market deposits, certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year from the date of acquisition and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) of this definition entered into with any financial institution meeting the qualifications specified in clause (3) of this definition;

(5) commercial paper having the highest rating obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services and in each case maturing within one year after the date of acquisition;

(6) securities issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and having the highest rating obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services;

(7) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition; and

(8) in the case of any Foreign Subsidiary:

(a)	local currency held by such Foreign Subsidiary from time to time in the ordinary course of business;

(b)	securities issued or directly and fully guaranteed by the sovereign nation or any agency thereof (provided that the full faith and credit of such sovereign nation is pledged in support thereof) in which such Foreign Subsidiary is organized and is conducting business having maturities of not more than one year from the date of acquisition; and

(c)	investments of the type and maturity described in clauses (3) through (5) of this definition of foreign obligors, which investments or obligors satisfy the requirements and have ratings described in such clauses;

provided that the aggregate amount of any obligations and investments that are at any time outstanding pursuant to subclauses (b) and (c) of this clause (8) shall not exceed the U.S. dollar equivalent of $15.0 million.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than one or more of the Principals and their Related Parties;

(2) the adoption of a plan relating to the liquidation or dissolution of the Company;

(3) prior to the first public offering of common stock of the Issuers or the Parent, the Principals and their Related Parties cease to be the ultimate Beneficial Owner, directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the Company, on a fully diluted basis, whether as a result of issuance of securities of the Company or the Parent, any merger, consolidation, liquidation or dissolution of the Company or the Parent, or any direct or indirect transfer of securities by the Company or the Parent, or otherwise;

(4) on and following the first public offering of common stock of the Issuers or the Parent, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more of the Principals and their Related Parties, becomes the ultimate Beneficial Owner, directly or indirectly, of 50% or more of the voting power of the Voting Stock of the Company;

(5) the first day on which a majority of the members of the Board of Directors of the Company or the Parent are not Continuing Directors; or

(6) the Company or the Parent consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into the Company or the Parent, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company, the Parent or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of the Issuers or the Parent outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (B) (i) prior to the first public offering of common stock of the Issuers or the Parent, immediately after such transaction, the Principals and their Related Parties are the Beneficial Owner, directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of such surviving or transferee Person and (ii) on and following the first public offering of common stock of the Company or the Parent, immediately after such transaction, no “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), other than one or more of the Principals and their Related Parties becomes, directly or indirectly, the ultimate Beneficial Owner of 50% or more of the voting power of the Voting Stock of such surviving or transferee Person.

“Class” means (1) in the case of Subordinated Lien Debt, every Series of Subordinated Lien Debt, taken together, and (2) in the case of Priority Lien Debt, every Series of Priority Lien Debt, taken together.

“Clearstream” means Clearstream Banking S.A. and any successor thereto.

“Co-Issuer” has the meaning assigned to it in the preamble to this Indenture, unless a successor replaces it pursuant to a transaction permitted by Section 5.01 and thereafter means the successor.

“Collateral” means the Notes Collateral and the ABL Collateral.

“Collateral Trust Agreement” means the Collateral Trust Agreement, dated as of the date of this Indenture, among the Issuers, the Guarantors from time to time party thereto, the Trustee, the other Secured Debt Representatives from time to time party thereto and the Collateral Trustee, as amended, restated, adjusted, waived, renewed, extended, supplemented or otherwise modified from time to time.

“Collateral Trustee” means U.S. Bank National Association, in its capacity as Collateral Trustee under the Collateral Trust Agreement, together with its successors in such capacity.

“Company” has the meaning assigned to it in the preamble to this Indenture, until a successor replaces it pursuant to a transaction permitted by Section 5.01 and thereafter means the successor.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

(1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2) Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that any such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(3) depreciation, amortization (including amortization or impairment write-offs of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses or charges (excluding any such non-cash expense or charge to the extent that it represents an accrual of or reserve for cash expenses or charges in any future period or amortization of a prepaid cash expense or charge that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses or charges were deducted in computing such Consolidated Net Income; plus

(4) the amount of fees and related expenses paid pursuant to the Vestar Management Agreement and the SCC Holding Management Agreement as in effect on the date of this Indenture during such period, in an aggregate amount in any calendar year not to exceed $3.3 million plus expenses paid pursuant to the terms of such agreements as in effect on the date of this Indenture or, in each case, pursuant to any amendment, modifications or supplements thereto or replacements thereof, so long as such agreements, as so amended, modified, supplemented or replaced, taken as a whole, are not materially more disadvantageous to the Company and its Restricted Subsidiaries than such original agreements as in effect on the date of this Indenture, to the extent that such fees and related expenses were deducted in computing Consolidated Net Income; minus

(5) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, the Fixed Charges of and the depreciation and amortization and other non-cash expenses or charges of a Restricted Subsidiary of the Company shall be added to, and the non-cash items of a Restricted Subsidiary increasing Consolidated Net Income shall be subtracted from, Consolidated Net

Income to compute Consolidated Cash Flow of the Company (A) in the same proportion that the Net Income of such Restricted Subsidiary was added to compute such Consolidated Net Income of the Company and (B) only to the extent that a corresponding amount would be permitted at the date of determination to be dividended or distributed to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders, unless such restrictions with respect to the declaration and payment of dividends or distributions have been properly waived for such entire period.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income of any Person, other than the specified Person, that is not a Restricted Subsidiary of the specified Person or that is accounted for by the equity method of accounting shall not be included, except (a) if the Net Income of such Person for such period is greater than zero, to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof during such period, and (b) if the Net Income of such Person for such period is less than zero, to the extent of the amount of Investments made by the specified Person or any Restricted Subsidiary thereof in such Person during such period;

(2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its equityholders, unless such restrictions with respect to the declaration and payment of dividends or distributions have been properly waived for such entire period;

(3) the cumulative effect of a change in accounting principles shall be excluded;

(4) any amortization of fees or expenses that have been capitalized shall be excluded;

(5) non-cash charges relating to employee benefit or management compensation plans of the Company or any Restricted Subsidiary thereof or any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards for the benefit of the members of the Board of Directors of the Company or employees of the Company and its Restricted Subsidiaries shall be excluded (other than, in each case, any non-cash charge to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense incurred in a prior period);

(6) any one-time charges incurred in connection with the refinancing transactions (as defined in the Offering Circular) described in the Offering Circular under the caption “Summary – Refinancing Transactions,” including any one-time charges incurred in connection with the write-off of unamortized debt issuance costs relating to Indebtedness retired in the refinancing transactions described in the Offering Circular under the caption “Summary – Refinancing Transactions,” shall be excluded;

(7) any non-cash restructuring charges, plus up to an aggregate of $15.0 million of other restructuring charges since the date of this Indenture shall be excluded; and

(8) any goodwill impairment charges shall be excluded.

“Consolidated Net Tangible Assets” of any Person means, as of any date, the amount which, in accordance with GAAP, would be set forth under the caption “Total Assets” (or any like caption) on a consolidated balance sheet of such Person and its Restricted Subsidiaries, as of the end of the most recently ended fiscal quarter for which internal financial statements are available, less (1) all intangible assets, including, without limitation, goodwill, organization costs, patents, trademarks, copyrights, franchises, and research and development costs and (2) current liabilities.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company or the Parent, as the case may be, who:

(1) was a member of such Board of Directors on the date of this Indenture;

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election; or

(3) was nominated for election or elected to that Board of Directors by the Principals or their Related Parties.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 13.02 or such other address as to which the Trustee may give notice to the Issuers.

“Credit Facilities” means one or more debt facilities (including, without limitation, the ABL Credit Facility), commercial paper facilities, note purchase agreements or indentures, in each case with banks, other lenders or trustees, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit, notes or other borrowings, in each case, as amended, restated, modified, renewed, refunded, restated, restructured, increased, supplemented, replaced or refinanced in whole or in part from time to time.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.07, substantially in the form of Exhibit A, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.04 as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Discharge of Priority Lien Obligations” means the occurrence of all of the following:

(1) termination or expiration of all commitments to extend credit that would constitute Priority Lien Debt;

(2) payment in full in cash of the principal of, and premium (if any), interest and Special Interest (if any) on, all Priority Lien Debt (other than any undrawn letters of credit), other than from the proceeds of an incurrence of Priority Lien Debt;

(3) discharge or cash collateralization (at the lower of (A) 105% of the aggregate undrawn amount and (B) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Debt; and

(4) payment in full in cash of all other Priority Lien Obligations that are outstanding and unpaid at the time the Priority Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the date on which the Notes mature; provided, however, that only the portion of the Capital Stock which so matures, is mandatorily redeemable or is redeemable at the option of the holder prior to such date shall be deemed to be Disqualified Stock. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Issuers to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuers may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07. The term “Disqualified Stock” shall also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is one year after the date on which the Notes mature.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company other than a Restricted Subsidiary that is (1) a “controlled foreign corporation” under Section 957 of the Internal Revenue Code of 1986, as amended, or (2) a Subsidiary of any such controlled foreign corporation.

“equally and ratably” means, in reference to sharing of Liens or proceeds thereof as between holders of Secured Obligations within the same Class, that such Liens or proceeds:

(1)	will be allocated and distributed first to the Secured Debt Representative for each outstanding Series of Priority Lien Debt or Subordinated Lien Debt within that Class, for the account of the holders of such Series of Priority Lien Debt or Subordinated Lien Debt, ratably in proportion to the principal of, and interest and premium (if any) and Special Interest (if any) on and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made on such letters of credit) on, each outstanding Series of Priority Lien Debt or Subordinated Lien Debt within that Class when the allocation or distribution is made, and thereafter; and

(2)	will be allocated and distributed (if any remain after payment in full of all of the principal of, and interest and premium (if any) on and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made on such letters of credit) on all outstanding Secured Obligations within that Class) to the Secured Debt Representative for each outstanding Series of Priority Lien Debt or Subordinated Lien Debt within that Class, for the account of the holders of any remaining Secured Obligations within that Class, ratably in proportion to the aggregate unpaid amount of such remaining Secured Obligations within that Class due and demanded (with written notice to the applicable Secured Debt Representative and the Collateral Trustee) prior to the date such distribution is made.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system, and any successor thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the Notes issued in the Exchange Offer in accordance with Section 2.07(f).

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Excluded Assets” means each of the following:

(1) all interests in real property other than fee interests and other interests appurtenant thereto;

(2) fee interests in real property if the greater of the cost or the book value of such fee interest is less than $1.0 million;

(3) any property or asset to the extent that the grant of a Lien under the Security Documents in such property or asset is prohibited by applicable law or requires any consent of any governmental authority not obtained pursuant to applicable law; provided that such property or asset will be an Excluded Asset only to the extent and for so long as the consequences specified above will result and will cease to be an Excluded Asset and will become subject to the Lien granted under the Security Documents, immediately and automatically, at such time as such consequences will no longer result;

(4) any lease, license, contract, property right or agreement to which either of the Issuers or any Guarantor is a party or any of its rights or interests thereunder only to the extent and only for so long as the grant of a Lien under the Security Documents will constitute or result in a breach, termination or default under or requires any consent not obtained under any such lease, license, contract, agreement or property right (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided that such lease, license, contract, property right or agreement will be an Excluded Asset only to the extent and for so long as the consequences specified above will result and will cease to be an Excluded Asset and will become subject to the Lien granted under the Security Documents, immediately and automatically, at such time as such consequences will no longer result;

(5) any motor vehicles, vessels and aircraft, or other property subject to a certificate of title statute of any jurisdiction;

(6) cash or Cash Equivalents, or deposit or securities accounts that solely contain such cash or Cash Equivalents, (a) securing reimbursement obligations under letters of credit or surety bonds (other than, in the case of ABL Collateral, reimbursement obligations in respect of letters of credit securing or constituting ABL Debt Obligations), (b) solely consisting of earnest money deposits made or received in connection with any disposition of property or assets or in connection with any Investment or (c) securing Hedging Obligations, in each case to the extent permitted under the Secured Debt Documents and ABL Debt Documents;

(7) assets or property subject to purchase money liens or capital leases permitted to be incurred under the Secured Debt Documents and ABL Debt Documents, to the extent a lien on such assets or property is not permitted under the terms of the documents governing such purchase money liens, purchase money indebtedness or capital leases to be created to secure any Secured Obligations;

(8) all “securities” of any of the Issuers’ “affiliates” (as the terms “securities” and “affiliates” are used in Rule 3-16 of Regulation S-X under the Securities Act);

(9) Equity Interests in any joint venture with a third party that is not an Affiliate, to the extent a pledge of such Equity Interests is prohibited by the documents governing such joint venture;

(10) the real property located at 1951 Highway 304, Belen, New Mexico, the real property located at 177 Florence Street, Leominster, Massachusetts, and the real property located at 1900 S. Clark Road, Havre de Grace, Maryland, in each case, including all fixtures and improvements located thereon; and

(11) the real property located at 3333 East 87th Street, Chicago, Illinois (formerly known as the USX South Works site), including all fixtures and improvements located thereon.

“Excluded Subsidiary” means:

(1) S Credit Corporation, so long as such entity is a Receivables Subsidiary;

(2) any Foreign Subsidiary; and

(3) any Restricted Subsidiary of the Company that is organized or existing under any laws other than the laws of the United States, any state thereof or the District of Columbia; provided that the total assets of all Restricted Subsidiaries that are Excluded Subsidiaries solely as a result of this clause (3), as reflected on their respective most recent balance sheets prepared in accordance with GAAP, do not in the aggregate at any time exceed $1.0 million.

“Existing Indebtedness” means the aggregate principal amount of Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the ABL Credit Facility) in existence on the date of this Indenture, until such amounts are repaid.

“fair market value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair market value will be determined (1) if with respect to a security registered under the Exchange Act, based on the average of the closing prices, regular way, of such security for the 20 consecutive trading days immediately preceding the acquisition or sale of such security, (2) if such Person or assets, other than cash and Cash Equivalents, have a fair market value equal to or in excess $5.0 million, by the Board of Directors of the Company and evidenced by a Board Resolution and set forth in an Officers’ Certificate, dated within 30 days of the relevant transaction, and (3) if such Person or assets, other than cash and Cash Equivalents, have a fair market value equal to or in excess of $15.0 million, by an independent accounting, appraisal, financial advisory or investment banking firm of national standing and set forth in a written opinion of such firm which shall be delivered to the Trustee.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases or redeems any Indebtedness or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions and dispositions of business entities or property and assets constituting facilities or a division or line of business of any Person that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis including Pro Forma Cost Savings; if since the beginning of such period any Person that subsequently becomes a Restricted Subsidiary of the Company or was merged with or into the Company or any Restricted Subsidiary thereof since the beginning of such period shall have made any acquisition, or disposition of business entities or property and assets constituting facilities or a division or line of business, including through mergers or consolidations that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such transaction had occurred at the beginning of the applicable four-quarter period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis, including Pro Forma Cost Savings;

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date; and

(4) consolidated interest expense attributable to interest on any Indebtedness (whether existing or being incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Calculation Date (taking into account any interest rate option, swap, cap or similar agreement applicable to such Indebtedness if such agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

(2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock or preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Issuers (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company other than a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Global Note Legend” means the legend set forth in Section 2.07(g)(iii), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01 or Section 2.07.

“Government Securities” means securities that are direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged.

“Guarantee” means, as to any Person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person.

“Guarantors” means:

(1) each direct or indirect Domestic Subsidiary of the Company on the date of this Indenture (other than SCOC and any Excluded Subsidiary); and

(2) any other Restricted Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of this Indenture;

and their respective successors and assigns until released from their obligations under their Note Guarantees and this Indenture in accordance with the terms of this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designed for the purpose of fixing, hedging or swapping interest rate risk;

(2) commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements designed for the purpose of fixing, hedging or swapping commodity price risk; and

(3) foreign exchange contracts, currency swap agreements and other agreements or arrangements designed for the purpose of fixing, hedging or swapping foreign currency exchange rate risk.

“Holder” means a Person in whose name a Note is registered in the Registrar’s books.

“incur” means, with respect to any Indebtedness, to incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company shall be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary of the Company and (2) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock (to the extent provided for when the Indebtedness or Disqualified Stock on which such interest or dividend is paid was originally issued) shall be considered an incurrence of Indebtedness; provided that in each case the amount thereof is for all other purposes included in the Fixed Charges of the Company or its Restricted Subsidiary as accrued and the amount of any such accretion or payment of interest in the form of additional Indebtedness or additional shares of Disqualified Stock is for all purposes included in the Indebtedness of the Company or its Restricted Subsidiary as accreted or paid.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments;

(3) evidenced by letters of credit (or reimbursement agreements in respect thereof), but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in clause (1) or (2) above or clause (4), (5), (6), (7) or (8) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement;

(4) in respect of banker’s acceptances;

(5) in respect of Capital Lease Obligations and Attributable Debt;

(6) in respect of the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable;

(7) representing Hedging Obligations, other than Hedging Obligations that are incurred in the normal course of business and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder; or

(8) representing Disqualified Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price.

In addition, the term “Indebtedness” includes (1) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person); provided that the amount of such Indebtedness shall be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness, and (2) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value shall be determined in good faith by the Board of Directors of the issuer of such Disqualified Stock.

The amount of any Indebtedness outstanding as of any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, and shall be:

(1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

(2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness;

provided that Indebtedness shall not include:

(i)	any liability for federal, state, local or other taxes,

(ii)	performance, bid, surety, appeal and similar bonds and completion of performance guarantees provided by the Company or any Restricted Subsidiary thereof in the ordinary course of business,

(iii)	any liability arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such liability is extinguished within five Business Days of its incurrence,

(iv)	any liability owed to any Person in connection with workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance provided by such Person pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business,

(v)	any indebtedness existing on the date of this Indenture that has been satisfied and discharged or defeased by legal defeasance,

(vi)	agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), so long as the principal amount does not exceed the gross proceeds actually received by the Company or any Restricted Subsidiary of the Company in connection with such disposition, or

(vii)	indebtedness under leases that exists solely as a result of the implementation of the proposed revisions to lease accounting standards by the Financial Accounting Standards Board and the International Accounting Standards Board, as described in the discussion paper “Leases: Preliminary Views” dated March 2009.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the $300,000,000 aggregate principal amount of Notes issued under this Indenture on the date of this Indenture.

“Initial Purchasers” means, collectively, Goldman, Sachs & Co., Banc of America Securities LLC and Wachovia Capital Markets, LLC.

“Insolvency or Liquidation Proceeding” means:

(1) any case commenced by or against the Issuers or any Guarantor under the Bankruptcy Code, or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Issuers or any Guarantor, any receivership or assignment for the benefit of creditors relating to the Issuers or any Guarantor or any similar case or proceeding relative to the Issuers or any Guarantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Issuers or any Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency, unless otherwise permitted by this Indenture and the Security Documents;

(3) any proceeding seeking the appointment of a trustee, receiver, liquidator, custodian or other insolvency official with respect to the Issuers or any Guarantor or any of their assets;

(4) any other proceeding of any type or nature in which substantially all claims of creditors of the Issuers or any Guarantor are determined and any payment or distribution is or may be made on account of such claims; or

(5) any analogous procedure or step in any jurisdiction.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, that is not also a QIB.

“Intercreditor Agreement” means the Lien Subordination and Intercreditor Agreement, dated as of the date of this Indenture, among the Issuers, the Subsidiaries of the Company named therein, the ABL Collateral Agent and the Collateral Trustee, as amended, restated, adjusted, waived, renewed, extended, supplemented or otherwise modified from time to time.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of loans or other extensions of credit (including Guarantees, but excluding advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Company or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business), advances (excluding commission, payroll, travel and similar advances to officers and employees made in the ordinary course of business), capital contributions (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Investment in such Restricted Subsidiary not sold or disposed of in an amount determined as provided in Section 4.07(c). The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person only if such Investment was made in contemplation of, or in connection with, the acquisition of such Person by the Company or such Restricted Subsidiary and the amount of any such Investment shall be determined as provided in Section 4.07(c).

“Issue Date” means the date of the original issuance of the Notes under this Indenture.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

“Legended Regulation S Global Note” means a global Note in the form of Exhibit A bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount at maturity of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Issuers and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing, authorized by or on behalf of the Issuers, of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Lien Sharing and Priority Confirmation” means:

(1) as to any Series of Priority Lien Debt, the written agreement of the holders of such Series of Priority Lien Debt, as set forth in the indenture, credit agreement or other agreement governing such Series of Priority Lien Debt, for the benefit of all holders of Secured Debt and each future Secured Debt Representative:

(a)	that all Priority Lien Obligations will be and are secured equally and ratably by all Priority Liens at any time granted by the Issuers or any Guarantor to secure any Obligations in respect of such Series of Priority Lien Debt, whether or not upon property otherwise constituting Collateral, and that all such Priority Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Priority Lien Obligations equally and ratably;

(b)	that the holders of Obligations in respect of such Series of Priority Lien Debt are bound by the provisions of the Collateral Trust Agreement, including the provisions relating to the ranking of Priority Liens and the order of application of proceeds from enforcement of Priority Liens; and

(c)	consenting to the terms of the Collateral Trust Agreement and the Intercreditor Agreement and the Collateral Trustee’s performance of, and directing the Collateral Trustee to perform, its obligations under the Collateral Trust Agreement and the Intercreditor Agreement;

(2) as to any Series of ABL Debt, the written agreement of the holders of such Series of ABL Debt, as set forth in the credit agreement, indenture or other agreement governing such Series of ABL Debt, for the benefit of all holders of Secured Debt and each future Secured Debt Representative, that the holders of Obligations in respect of such Series of ABL Debt are bound by the provisions of the Intercreditor Agreement; and

(3) as to any Series of Subordinated Lien Debt, the written agreement of the holders of such Series of Subordinated Lien Debt, as set forth in the indenture, credit agreement or other agreement governing such Series of Subordinated Lien Debt, for the benefit of all holders of Secured Debt and each future Secured Debt Representative:

(a)	that all Subordinated Lien Obligations will be and are secured equally and ratably by all Subordinated Liens at any time granted by the Issuers or any Guarantor to secure any Obligations in respect of such Series of Subordinated Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Subordinated Lien Debt, and that all such Subordinated Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Subordinated Lien Obligations equally and ratably;

(b)	that the holders of Obligations in respect of such Series of Subordinated Lien Debt are bound by the provisions of the Collateral Trust Agreement and the Intercreditor Agreement, including the provisions relating to the ranking of Subordinated Liens and the order of application of proceeds from the enforcement of Subordinated Liens; and

(c)	consenting to the terms of the Collateral Trust Agreement and the Intercreditor Agreement and the Collateral Trustee’s performance of, and directing the Collateral Trustee to perform, its obligations under the Collateral Trust Agreement and the Intercreditor Agreement.

“Net Income” means, with respect to any specified Person for any period, the net income (loss) of such Person for such period, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any sale of assets outside the ordinary course of business of such Person; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

“Net Proceeds” means the aggregate cash proceeds, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest component, thereof) received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale and the sale or other disposition of any non-cash consideration, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, (2) taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (3) amounts required to be applied to the repayment of Indebtedness or other liabilities, secured by a Lien on the asset or assets that were the subject of such Asset Sale, or required to be paid as a result of such sale, and (4) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP; provided that, in the case of a Sale of a Guarantor, any Net Proceeds received in such Sale of a Guarantor in respect of ABL Collateral will constitute Net Proceeds from an Asset Sale other than a Sale of a Guarantor and will not constitute Net Proceeds from an Asset Sale that constitutes a Sale of a Guarantor.

“New York Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Documents” means this Indenture, the Notes and the Security Documents.

“Note Guarantee” means a Guarantee of the Notes pursuant to this Indenture.

“Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and any Additional Notes, including any Exchange Notes, shall be treated as a single Series of Priority Lien Debt and as a single class for all purposes under this Indenture, and, unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes, including any Exchange Notes.

“Notes Collateral” means all of the tangible and intangible properties and assets at any time owned or acquired by the Issuers or any Guarantor, except:

(1) Excluded Assets; and

(2) ABL Collateral.

“Obligations” means any principal, interest, penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities (including all interest, Special Interest (if any), fees and expenses accruing after the commencement of any Insolvency or Liquidation Proceeding, even if such interest, fees and expenses are not enforceable, allowable or allowed as a claim in such proceeding) under any Secured Debt Documents or ABL Debt Documents, as the case may be.

“Offering Circular” means the offering circular, dated June 24, 2009, relating to the offering of the Initial Notes.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Senior Vice President, any Vice President or any Assistant Vice President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the applicable Issuer by at least two Officers of such Issuer, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Issuer, that meets the requirements of this Indenture.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee. Such legal counsel may be counsel to or an employee of the Issuers.

“Parent” means Solo Cup Investment Corporation, a Delaware corporation.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Business” means any business conducted or proposed to be conducted (as described in the Offering Circular) by the Company and its Restricted Subsidiaries on the date of this Indenture and other businesses reasonably related complementary or ancillary thereto and reasonable expansions or extensions thereof.

“Permitted Investments” means:

(1) any Investment in the Company or in a Restricted Subsidiary of the Company;

(2) any Investment in Cash Equivalents;

(3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a)	such Person becomes a Restricted Subsidiary of the Company; or

(b)	such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10;

(5) Investments to the extent acquired in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Issuers;

(6) Hedging Obligations that are incurred in the normal course of business, and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(7) Investments received in satisfaction of judgments or in settlements of debt or compromises of obligations incurred in the ordinary course of business;

(8) loans or advances to employees of the Company or any of its Restricted Subsidiaries that are approved by a majority of the disinterested members of the Board of Directors of the Issuers, in an aggregate principal amount of $2.0 million at any one time outstanding;

(9) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons; and

(10) other Investments in any Person that is not an Affiliate of the Issuers (other than a Restricted Subsidiary of the Company or any Person that is an Affiliate of the Issuers solely because the Issuers, directly or indirectly, own Equity Interests in or control such Person) having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (10) since the date of this Indenture, not to exceed $40.0 million.

“Permitted Liens” means:

(1) Liens on ABL Collateral securing (a) ABL Debt in an aggregate principal amount (as of the date of incurrence of any ABL Debt and after giving pro forma effect to the application of the net proceeds therefrom and with letters of credit issued under the ABL Credit Facility being deemed to have a principal amount equal to the face amount thereof), not exceeding the ABL Lien Cap, and (b) all other ABL Debt Obligations;

(2) Liens on Notes Collateral securing (a) ABL Debt in an aggregate principal amount (as of the date of incurrence of any ABL Debt and after giving pro forma effect to the application of the net proceeds therefrom and with letters of credit being deemed to have a principal amount equal to the face amount thereof), not exceeding the ABL Lien Cap, and (b) all other ABL Debt Obligations, which Liens are made junior to Priority Lien Obligations pursuant to the terms of the Intercreditor Agreement (or a joinder to the Intercreditor Agreement or a new intercreditor agreement substantially similar to the Intercreditor Agreement, as in effect on the date of this Indenture, and in a form reasonably acceptable to each of the parties thereto);

(3) Priority Liens securing (a) Priority Lien Debt in an aggregate principal amount (as of the date of incurrence of any Priority Lien Debt and after giving pro forma effect to the application of the net proceeds therefrom), not exceeding the Priority Lien Cap, and (b) all other Priority Lien Obligations;

(4) Subordinated Liens securing (a) Subordinated Lien Debt in an aggregate principal amount (as of the date of incurrence of any Subordinated Lien Debt and after giving pro forma effect to the application of the net proceeds therefrom), not exceeding the Subordinated Lien Cap and (b) all other Subordinated Lien Obligations, which Liens are made junior to the Priority Lien Obligations and ABL Debt Obligations pursuant to the Collateral Trust Agreement and the Intercreditor Agreement;

(5) Liens in favor of the Company or any Restricted Subsidiary;

(6) Liens on property of a Person existing at the time such Person is acquired by, merged with or into or consolidated, combined or amalgamated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to, and were not incurred in connection with or in contemplation of, such merger, acquisition, consolidation, combination or amalgamation and do not extend to any assets other than those of the Person acquired by or merged into or consolidated, combined or amalgamated with the Company or the Restricted Subsidiary;

(7) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to, and were not incurred in connection with or in contemplation of, such acquisition and do not extend to any property other than the property so acquired by the Company or the Restricted Subsidiary;

(8) Liens existing on the date of this Indenture, other than Liens to secure the Notes issued on the date of this Indenture or to secure Obligations under the ABL Credit Facility outstanding on the date of this Indenture;

(9) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture (other than ABL Debt, Priority Lien Debt or Subordinated Lien Debt); provided that (a) the new Lien shall be limited to all or part of the same property and assets that secured the original Lien, and (b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (i) the outstanding principal amount of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(10) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.09(b)(iv); provided that any such Lien (a) covers only the assets acquired, constructed or improved with such Indebtedness and (b) is created within 180 days of such acquisition, construction or improvement;

(11) Liens incurred or pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security and employee health and disability benefits;

(12) Liens to secure the performance of tenders, completion guarantees, statutory obligations, surety or appeal bonds, bid leases, performance bonds, reimbursement obligations under letters of credit that do not constitute Indebtedness or other obligations of a like nature incurred in the ordinary course of business;

(13) Liens for taxes, assessments or governmental charges or claims that are not yet overdue by more than 30 days or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision required under GAAP has been made therefor;

(14) Liens imposed by law, such as carriers’ warehousemen’s, landlords’ mechanics’, suppliers’, materialmen’s and repairmen’s Liens, or in favor of customs or revenue authorities or freight forwarders or handlers to secure payment of custom duties, in each case incurred in the ordinary course of business;

(15) licenses, entitlements, servitudes, easements, rights-of-way, restrictions, reservations, covenants, conditions, utility agreements, minor imperfections of title, minor survey defects or other similar restrictions on the use of any real property that were not incurred in connection with Indebtedness and do not, in the aggregate, materially diminish the value of said properties or materially interfere with their use in the operation of the business of the Company or any of its Restricted Subsidiaries;

(16) leases, subleases, licenses, sublicenses or other occupancy agreements granted to others in the ordinary course of business which do not secure any Indebtedness and which do not materially interfere with the ordinary course of business of the Company or any of its Restricted Subsidiaries;

(17) with respect to any leasehold interest where the Company or any Restricted Subsidiary of the Company is a lessee, tenant, subtenant or other occupant, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or sublandlord of such leased real property encumbering such landlord’s or sublandlord’s interest in such leased real property;

(18) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company or any of its Restricted Subsidiaries granted in the ordinary course of business;

(19) Liens of a collection bank arising under Section 4-210 of the New York Uniform Commercial Code on items in the course of collection in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) within general parameters customary in the banking industry;

(20) Liens securing judgments for the payment of money not constituting an Event of Default under this Indenture, so long as such Liens are adequately bonded;

(21) deposits made in the ordinary course of business to secure liability to insurance carriers;

(22) Liens arising out of conditional sale, title retention, consignment or similar arrangements, or that are contractual rights of set-off, relating to the sale or purchase of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(23) any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any non-majority-owned joint venture or similar arrangement pursuant to any joint venture or similar agreement permitted under this Indenture;

(24) any extension, renewal or replacement, in whole or in part of any Lien described in clauses (6), (7), (8), (10), (15), (16), (17), (20) and (24) of this definition of “Permitted Liens”; provided that any such extension, renewal or replacement is no more restrictive in any material respect than any Lien so extended, renewed or replaced and does not extend to any additional property or assets;

(25) Liens on cash or cash equivalents securing Hedging Obligations in existence on the date of this Indenture or permitted to be incurred under this Indenture;

(26) Liens securing Indebtedness under the Canadian Credit Facility;

(27) Liens other than any of the foregoing incurred by the Company or any Restricted Subsidiary of the Company with respect to Indebtedness or other obligations that do not, in the aggregate, exceed $25.0 million at any one time outstanding; and

(28) Liens on Capital Stock issued by, or any property or assets of, any Foreign Subsidiary securing Indebtedness incurred by a Foreign Subsidiary under Section 4.09(b)(xii).

“Permitted Prior Liens” means:

(1) Liens described in clauses (1), (6), (7), (8) and (10) of the definition of “Permitted Liens”; and

(2) Permitted Liens that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the Liens created by the Security Documents.

“Permitted Refinancing Indebtedness” means:

(1) any Indebtedness of the Company or any of its Restricted Subsidiaries (other than Disqualified Stock) issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than Disqualified Stock and intercompany Indebtedness); provided that:

(a)	the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith);

(b)	such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(c)	if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is contractually subordinated in right of payment to the Notes or the Note Guarantees, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is contractually subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(d)	if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is pari passu in right of payment with the Notes or any Note Guarantees, such Permitted Refinancing Indebtedness is pari passu in right of payment with, or subordinated in right of payment to, the Notes or such Note Guarantees; and

(e)	such Indebtedness is incurred either by the Company, any Guarantor or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(2) any Disqualified Stock of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace or refund other Disqualified Stock of the Company or any of its Restricted Subsidiaries (other than Disqualified Stock held by the Company or any of its Restricted Subsidiaries); provided that:

(a)	the liquidation or face value of such Permitted Refinancing Indebtedness does not exceed the liquidation or face value of the Disqualified Stock so extended, refinanced, renewed, replaced or refunded (plus all accrued dividends thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith);

(b)	such Permitted Refinancing Indebtedness has a final redemption date later than the final redemption date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Disqualified Stock being extended, refinanced, renewed, replaced or refunded;

(c)	such Permitted Refinancing Indebtedness has a final redemption date later than the final maturity date of, and is contractually subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Disqualified Stock being extended, refinanced, renewed, replaced or refunded;

(d)	such Permitted Refinancing Indebtedness is not redeemable at the option of the holder thereof or mandatorily redeemable prior to the final maturity of the Disqualified Stock being extended, refinanced, renewed, replaced or refunded; and

(e)	such Disqualified Stock is issued either by the Company or by the Restricted Subsidiary that is the issuer of the Disqualified Stock being extended, refinanced, renewed, replaced or refunded.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“preferred stock” means, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions upon liquidation.

“Principals” means (1) John F. Hulseman, (2) Robert L. Hulseman and (3) Vestar Capital Partners IV, L.P., a Delaware limited partnership.

“Priority Lien” means a Lien granted by a Security Document to the Collateral Trustee, at any time, upon any property of the Issuers or any Guarantor to secure Priority Lien Obligations.

“Priority Lien Cap” means, as of any date of determination, the amount of Priority Lien Debt that may be incurred by the Issuers such that, after giving pro forma effect to such incurrence and the application of the net proceeds therefrom, the Priority Lien Debt Ratio would not exceed 2.75 to 1.0.

“Priority Lien Debt” means:

(1) the Notes; and

(2) additional notes issued under any indenture or other Indebtedness (including letters of credit and reimbursement obligations with respect thereto) of the Issuers that is secured equally and ratably with the Notes by a Priority Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document; provided, in the case of any additional notes or other Indebtedness referred to in this clause (2), that:

(a)	on or before the date on which such additional notes were issued or Indebtedness is incurred by such Issuer, such additional notes or other Indebtedness, as applicable, is designated by the Company, in an Officers’ Certificate delivered to each Priority Lien Representative and the Collateral Trustee, as “Priority Lien Debt” for the purposes of the Secured Debt Documents; provided that no Series of Secured Debt may be designated as both Subordinated Lien Debt and Priority Lien Debt and no Series of Secured Debt may be designated as both ABL Debt and Priority Lien Debt;

(b)	such additional notes or such Indebtedness is governed by an indenture or a credit agreement, as applicable, or other agreement that includes a Lien Sharing and Priority Confirmation; and

(c)	all requirements set forth in the Collateral Trust Agreement as to the confirmation, grant or perfection of the Collateral Trustee’s Lien to secure such additional notes or such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (c) will be conclusively established if the Company delivers to the Collateral Trustee an Officers’ Certificate stating that such requirements and other provisions have been satisfied and that such notes or such Indebtedness is “Priority Lien Debt”).

“Priority Lien Debt Ratio” means, as of any date of determination, the ratio of Priority Lien Debt of the Company and its Restricted Subsidiaries as of that date to the Company’s Consolidated Cash Flow for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of determination, with such adjustments to the amount of Priority Lien Debt and Consolidated Cash Flow as are consistent with the adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Priority Lien Documents” means this Indenture and any additional indenture, credit facility or other agreement pursuant to which any Priority Lien Debt is incurred and the security documents related thereto (other than any security documents that do not secure Priority Lien Obligations).

“Priority Lien Obligations” means Priority Lien Debt and all other Obligations in respect thereof.

“Priority Lien Representative” means (1) the Collateral Trustee, in the case of the Notes, or (2) in the case of any other Series of Priority Lien Debt, the trustee, agent or representative of the holders of such Series of Priority Lien Debt who maintains the transfer register for such Series of Priority Lien Debt and is appointed as a representative of such Series of Priority Lien Debt (for purposes related to the administration of the Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Priority Lien Debt.

“Private Placement Legend” means the legend set forth in Section 2.07(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Pro Forma Cost Savings” means, with respect to any period, the reduction in net costs and related adjustments that (1) were directly attributable to an acquisition that occurred during the four-quarter period or after the end of the four-quarter period and on or prior to the Calculation Date and calculated on a basis that is consistent with Regulation S-X under the Securities Act as in effect and applied as of the date of this Indenture, (2) were actually implemented with respect to the subject acquisition within six months after the date of the acquisition and prior to the Calculation Date that are supportable and quantifiable by underlying accounting records or (3) relate to the acquisition and that the Company reasonably determines are probable based upon specifically identifiable actions to be taken within six months of the date of the acquisition and, in the case of each of (1), (2) and (3), are described, as provided below, in an Officers’ Certificate, as if all such reductions in costs had been effected as of the beginning of such period. Pro Forma Cost Savings described above shall be established by a certificate delivered to the Trustee from the Company’s Chief Financial Officer that outlines the specific actions taken or to be taken and the net cost savings achieved or to be achieved from each such action and, in the case of clause (3) above, that states such savings have been determined to be probable.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Equity Offering” means (1) any public or private placement of Capital Stock (other than Disqualified Stock) of the Company or the Parent (other than Capital Stock sold to the Company or a Subsidiary of the Company); provided that if such public offering or private placement is of Capital Stock of the Parent, 100% of the net cash proceeds therefrom has been contributed to the equity of the Company or (2) the contribution of cash to the Company as an equity capital contribution.

“Receivables Subsidiary” means a Subsidiary of the Company which engages in no activities and which is designated by the Board of Directors of the Company, as described below, as a Receivables Subsidiary and (1) no portion of the Indebtedness or any other obligations, contingent or otherwise, of which (a) is guaranteed by the Company or any Restricted Subsidiary of the Company, (b) is recourse to or obligates the Company or any Restricted Subsidiary of the Company in any way or (c) subjects any property or asset of the Company or any Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, (2) with which neither the Company nor any Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms not materially less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of either of the Issuers, and (3) with which neither the Company nor any Restricted Subsidiary of the Company has any obligation to maintain or preserve such Subsidiary’s financial condition or to cause such Subsidiary to achieve specified levels of operating results. Any such designation by the Board of Directors of the Company must be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to that designation.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of this Indenture, among the Issuers, the Guarantors, Goldman, Sachs & Co., Banc of America Securities LLC and Wachovia Capital Markets, LLC.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Legended Regulation S Global Note or an Unlegended Regulation S Global Note, as appropriate.

“Related Party” means

(1) with respect to John E. Hulseman or Robert L. Hulseman (a) his spouse, (b) his descendants and any member of his immediate family, including in each case stepchildren and family members by adoption, (c) his heirs at law and his estate and the beneficiaries thereof, (d) any charitable foundation created by John F. Hulseman or Robert L. Hulseman, as applicable, and (e) any trust, corporation, limited liability company, partnership or other entity, the beneficiaries, stockholders, members, general partners, owners or Persons Beneficially Owning a majority of the interests of which consist of John F. Hulseman or Robert L. Hulseman, as applicable, and/or one or more of the Persons referred to in the immediately preceding clauses (a) through (d); provided that any Person in the immediately preceding clauses (a) through (e) shall only be deemed to be a Related Party to the extent that such Person’s Voting Stock of the Company or the Parent was received from John F. Hulseman, Robert L. Hulseman or any Person referred to in the immediately preceding clauses (a), (b) or (c); and

(2) with respect to Vestar Capital Partners IV, L.P., (a) any investment fund under common control or management with Vestar Capital Partners IV, L.P., (b) any controlling stockholder, general partner or member of Vestar Capital Partners IV, L.P. and (c) any trust, corporation, limited liability company or other entity, the beneficiaries, stockholders, members, general partners or Persons Beneficially Owning an 80% or more interest of which consist of Vestar Capital Partners IV, L.P. and/or the Persons referred to in the immediately preceding clauses (a) and (b).

“Replacement Assets” means (1) non-current tangible assets that will be used or useful in a Permitted Business or (2) substantially all the assets of a Permitted Business or a majority of the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary.

“Required Subordinated Lien Debtholders” means, at any time, the holders of a majority in aggregate principal amount of all Subordinated Lien Debt then outstanding, calculated in accordance with Section 7.2 of the Collateral Trust Agreement. For purposes of this definition, Subordinated Lien Debt registered in the name of, or beneficially owned by, any Issuer, any Guarantor or any Affiliate of any Issuer or any Guarantor will be deemed not to be outstanding.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“sale and leaseback transaction” means, with respect to any Person, any transaction involving any of the assets or properties of such Person whether now owned or hereafter acquired, whereby such Person sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof.

“Sale of a Guarantor” means (1) any Asset Sale to the extent involving a sale, lease, conveyance or other disposition of the Capital Stock of a Guarantor or (2) the issuance of Equity Interests by a Guarantor, other than (a) an issuance of Equity Interests by a Guarantor to either of the Issuers or another Restricted Subsidiary of the Company, and (b) directors’ qualifying shares.

“Sale of Notes Collateral” means any Asset Sale to the extent involving a sale, lease, conveyance or other disposition of Notes Collateral.

“SCC Holding” means SCC Holding Company LLC, a Delaware limited liability company.

“SCC Holding Management Agreement” means the Management Agreement, dated as of February 27, 2004, as amended as of the date of this Indenture, among the Parent, the Company and SCC Holding.

“SEC” means the Securities and Exchange Commission.

“Secured Debt” means Priority Lien Debt and Subordinated Lien Debt.

“Secured Debt Documents” means the Priority Lien Documents and the Subordinated Lien Documents.

“Secured Debt Representative” means each Priority Lien Representative, collateral agent or other representative in respect of any ABL Debt Obligations and Subordinated Lien Representative.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the Security Agreement, dated as of the date of this Indenture, among the Issuers, the Guarantors from time to time party thereto and the Collateral Trustee, as amended, restated, adjusted, waived, renewed, extended, supplemented or otherwise modified from time to time.

“Security Documents” means the Collateral Trust Agreement, the Intercreditor Agreement, the Security Agreement, each Lien Sharing and Priority Confirmation, and all other security agreements, pledge agreements, collateral assignments, collateral agency agreements, debentures, control agreements or other grants or transfers for security executed and delivered by the Issuers or any Guarantor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Trustee, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with Section 7.1 of the Collateral Trust Agreement.

“Series of ABL Debt” means, severally, the ABL Credit Facility and any Credit Facility and other Indebtedness that constitutes ABL Debt Obligations.

“Series of Priority Lien Debt” means, severally, the Initial Notes and any Additional Notes, any Credit Facility (other than the ABL Credit Facility) and other Indebtedness that constitutes Priority Lien Debt.

“Series of Secured Debt” means each Series of Subordinated Lien Debt and each Series of Senior Debt.

“Series of Senior Debt” means each Series of ABL Debt and each Series of Priority Lien Debt.

“Series of Subordinated Lien Debt” means, severally, each issue or series of Subordinated Lien Debt for which a single transfer register is maintained.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Significant Subsidiary” means any Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X under the Securities Act.

“Special Interest” means all special interest then owing pursuant to the Registration Rights Agreement.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Stockholders’ Agreement” means the Stockholders’ Agreement, dated as of February 27, 2004, as amended as of the date of this Indenture, among the Parent, Vestar Capital Partners IV, L.P., a Delaware limited partnership, Vestar Cup Investment, LLC, a Delaware limited liability company, Vestar Cup Investment II, LLC, a Delaware limited liability company, members of management of the Parent that own shares of common stock, par value $.01 per share, of the Parent and SCC Holding.

“Stockholders’ Registration Rights Agreement” means the registration rights agreement, dated as of February 27, 2004, as amended as of the date of this Indenture, among SCC Holding, Vestar Capital Partners IV, L.P., a Delaware limited partnership, Vestar Cup Investment, LLC, a Delaware limited liability company, Vestar Cup Investment II, LLC, a Delaware limited liability company, the Parent and the other parties thereto.

“Subordinated Lien” means a Lien granted by a Security Document to the Collateral Trustee, at any time, upon any Collateral of either of the Issuers or any Guarantor to secure Subordinated Lien Obligations.

“Subordinated Lien Cap” means, as of any date of determination, the amount of Subordinated Lien Debt that may be incurred by either of the Issuers or any Guarantor such that, after giving pro forma effect to such incurrence and the application of the net proceeds therefrom the Subordinated Lien Debt Ratio would not exceed 3.25 to 1.0.

“Subordinated Lien Debt” means any Indebtedness (including letters of credit and reimbursement obligations with respect thereto) of either of the Issuers or any Guarantor that is secured on a subordinated basis to the Priority Lien Debt by a Subordinated Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document; provided that:

(1) on or before the date on which such Indebtedness is incurred by such Issuer or Guarantor, such Indebtedness is designated by the Company and such Issuer or Guarantor, as applicable, in an Officers’ Certificate delivered to each Subordinated Lien Representative and the Collateral Trustee, as “Subordinated Lien Debt” for the purposes of this Indenture or Credit Facility and the Collateral Trust Agreement; provided that no Series of Secured Debt may be designated as both Subordinated Lien Debt and Priority Lien Debt;

(2) such Indebtedness is governed by an indenture, credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation; and

(3) all requirements set forth in the Collateral Trust Agreement as to the confirmation, grant or perfection of the Collateral Trustee’s Liens to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (3) will be conclusively established if the Company delivers to the Collateral Trustee an Officers’ Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Subordinated Lien Debt”).

“Subordinated Lien Debt Ratio” means, as of any date of determination, the ratio of (1) Priority Lien Debt, plus (2) Subordinated Lien Debt of the Company and its Restricted Subsidiaries as of that date to the Company’s Consolidated Cash Flow for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of determination, with such adjustments to the amount of Priority Lien Debt, the amount of Subordinated Lien Debt and Consolidated Cash Flow as are consistent with the adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Subordinated Lien Documents” means, collectively, any indenture, credit agreement or other agreement governing each Series of Subordinated Lien Debt and the security documents related thereto (other than any security documents that do not secure Subordinated Lien Obligations).

“Subordinated Lien Obligations” means Subordinated Lien Debt and all other Obligations in respect thereof.

“Subordinated Lien Representative” means, in the case of any future Series of Subordinated Lien Debt, the trustee, agent or representative of the holders of such Series of Subordinated Lien Debt who maintains the transfer register for such Series of Subordinated Lien Debt and (1) is appointed as a Subordinated Lien Representative (for purposes related to the administration of the Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Subordinated Lien Debt, together with its successors in such capacity, and (2) has become a party to the Collateral Trust Agreement by executing a joinder in the form required under the Collateral Trust Agreement.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a subsidiary of such Person or (b) the only general partners of which are such Person or one or more subsidiaries of such Person (or any combination thereof).

“Thomson Bank Watch Rating of “B”” means a bank individual rating assigned by Fitch Ratings of “B” or the equivalent or an equivalent rating assigned by a successor of Fitch Ratings.

“TIA” means the Trust Indenture Act of 1939, as in effect on the date on which this Indenture is qualified under the TIA.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical
Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical

Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to May 1, 2011; provided, however, that if the period from the redemption date to May 1, 2011, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means U.S. Bank National Association, a nationally chartered banking association, as trustee hereunder, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving as trustee hereunder.

“UK Guarantors” means Solo Cup (UK) Limited, Solo Cup Europe Limited and Insulpak Holdings Limited and any other Guarantors organized under the laws of England and Wales that may from time to time be party to this Indenture.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

“Unlegended Regulation S Global Note” means a permanent global Note in the form of Exhibit A bearing the Global Note Legend, deposited with or on behalf of and registered in the name of the Depositary or its nominee and issued upon expiration of the Restricted Period.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note substantially in the form of Exhibit A that bears the Global Note Legend, that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes, and that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary of the Company (other than SCOC or any successor to SCOC) that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution in compliance with Section 4.16 and any Subsidiary of such Subsidiary.

“US Guarantors” means the Guarantors other than the UK Guarantors.

“U.S. Person” means a U.S. person as defined in Rule 902(k) promulgated under the Securities Act.

“Vestar Management Agreement” means the Management Agreement, dated as of February 27, 2004, as amended as of the date of this Indenture, among the Parent, the Company and Vestar Capital Partners.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal or liquidation or face value, including payment at final maturity or redemption, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal or liquidation or face value amount of such Indebtedness or Disqualified Stock.

“Wholly Owned Restricted Subsidiary” of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or Investments by foreign nationals mandated by applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

Section 1.02. Other Definitions.

Term	Defined in Section
“Additional Amounts”	4.19
“Affiliate Transaction”	4.11
“Asset Sale Offer”	4.10
“Authentication Order”	2.02
“Change of Control Offer”	4.14
“Change of Control Payment”	4.14
“Change of Control Payment Date”	4.14
“Collateral Proceeds Account”	4.10
“Covenant Defeasance”	8.03
“Definitive Registered Notes”	4.19
“DTC”	2.01
“Event of Default”	6.01
“Excess Proceeds”	4.10
“Legal Defeasance”	8.02
“Offer Amount”	3.08
“Offer Period”	3.08
“Other Taxes”	4.19
“offshore transaction”	2.07
“Paying Agent”	2.04
“Payment Default”	6.01
“Permitted Debt”	4.09
“Purchase Date”	3.08
“Registrar”	2.04
“Repurchase Offer”	3.08
“Restricted Payments”	4.07
“Specified Courts”	13.09
“Taxes”	4.19

Section 1.03. Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Note Guarantees means the Issuers and the Guarantors and any successor obligor upon the Notes and the Note Guarantees, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04. Rules of Construction. Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5) “herein,” “hereof” and other word of similar import refer to this Indenture as a whole and not to any particular Section, Article or other subdivision;

(6) “will” shall be interpreted to express a command;

(7) all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Indenture unless otherwise indicated;

(8) “CAD$” means Canadian dollars; and

(9) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

No Indebtedness of any Person will be deemed to be contractually subordinated in right of payment to any other Indebtedness of such Person solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.

ARTICLE TWO

THE NOTES

Section 2.01. Form and Dating.

(a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued in registered form without interest coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A (and shall include the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or, if the Custodian and the Trustee are not the same Person, by the Custodian at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.07.

(c) Regulation S Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Legended Regulation S Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for The Depository Trust Company (“DTC”) in New York, New York, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Following the termination of the Restricted Period, beneficial interests in the Legended Regulation S Global Note may be exchanged for beneficial interests in Unlegended Regulation S Global Notes pursuant to Section 2.07 and the Applicable Procedures. Simultaneously with the authentication of Unlegended Regulation S Global Notes, the Trustee shall cancel the Legended Regulation S Global Note. The aggregate principal amount of the Regulation S Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(d) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.02. Execution and Authentication.

At least one Officer of each Issuer shall sign the Notes for the Issuers by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of the Trustee. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited.

The Issuers may, subject to Article Four and applicable law, issue Additional Notes under this Indenture, including Exchange Notes. The Initial Notes and any Additional Notes, including any Exchange Notes, subsequently issued shall be treated as a single Series of Priority Lien Debt and as a single class for all purposes under this Indenture.

At any time and from time to time after the execution of this Indenture, the Trustee shall, upon receipt of a written order of the Issuers signed by an Officer of each of the Issuers (an “Authentication Order”), authenticate Notes for original issue in an aggregate principal amount specified in such Authentication Order and deliver or cause such Notes to be delivered as specified in such Authentication Order. The Authentication Order shall specify the amount of Notes to be authenticated and delivered and the date on which the Notes are to be authenticated and delivered.

The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate and deliver Notes. An authenticating agent may authenticate and deliver Notes whenever the Trustee may do so. Each reference in this Indenture to authentication and delivery by the Trustee includes authentication and delivery by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

Section 2.03. Methods of Receiving Payments on the Notes.

If a Holder has given wire transfer instructions to the Issuers, the Issuers shall pay all principal of, premium (if any), interest and Special Interest (if any) on, such Holder’s Notes in accordance with those instructions. All other payments on Notes shall be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Issuers elect to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders. The Issuers shall inform each Paying Agent of such election.

Section 2.04. Registrar and Paying Agent.

(a) The Issuers shall maintain a registrar with an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and a paying agent with an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without prior notice to any Holder. The Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(b) The Issuers initially appoint DTC to act as Depositary with respect to the Global Notes.

(c) The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.05. Paying Agent to Hold Money in Trust.

The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium (if any), interest and Special Interest (if any) on, the Notes, and shall notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or one of its Subsidiaries) shall have no further liability for the money. If the Company or one of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee shall serve as Paying Agent for the Notes.

Section 2.06. Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuers shall otherwise comply with TIA § 312(a).

Section 2.07. Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Issuers for Definitive Notes if:

(i) DTC (A) notifies the Issuers that it is unwilling or unable to continue as Depositary for the Global Notes or (B) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Issuers fail to appoint a successor Depositary;

(ii) the Issuers, at their option, notify the Trustee in writing that they elect to cause the issuance of Definitive Notes; provided that in no event shall the Legended Regulation S Global Note be exchanged by the Issuers for Definitive Notes other than in accordance with Section 2.07(c)(ii); or

(iii) there has occurred and is continuing a Default or Event of Default with respect to the Notes.

Upon the occurrence of any of the preceding events in clauses (i), (ii) or (iii) of this Section 2.07(a), Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.07 or Section 2.08 or 2.11, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.07(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.07(b), (c) or (f).

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either clause (i) or (ii) of this Section 2.07(b), as applicable, as well as one or more of the other following clauses of this Section 2.07(b), as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Legended Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.07(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.07(b)(i), the transferor of such beneficial interest must deliver to the Registrar either:

(A) both

(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) both

(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in subclause (1) of this Section 2.07(b)(ii)(B); provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Legended Regulation S Global Note other than in accordance with Section 2.07(c)(ii).

Upon consummation of an Exchange Offer by the Issuers in accordance with Section 2.07(f), the requirements of this Section 2.07(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.07(j).

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.07(b)(ii) and the Registrar receives the following:

(A) if the transferee shall take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (1) thereof; and

(B) if the transferee shall take delivery in the form of a beneficial interest in a Legended Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (2) thereof.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.07(b)(ii) and:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal (1) it is not a Person who is an affiliate (as defined in Rule 144) of either of the Issuers, (2) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (3) it is acquiring the Exchange Notes in its ordinary course of business;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C, including the certifications in item (1)(a) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (D), if the Registrar or the Issuers so request or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to clause (B) or (D) of this Section 2.07(b)(iv) at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to clause (B) or (D) of this Section 2.07(b)(iv).

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B, including the certifications in item (2) thereof;

(D) [INTENTIONALLY OMITTED];

(E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than that listed in clause (B) of this Section 2.07(c)(i), a certificate to the effect set forth in Exhibit B, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable; or

(F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B, including the certifications in item (3)(a) thereof,

the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(j), and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii) Beneficial Interests in Legended Regulation S Global Note to Definitive Notes. A beneficial interest in the Legended Regulation S Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to the expiration of the Restricted Period, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(iii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that (1) it is not an affiliate (as defined in Rule 144) of either of the Issuers, (2) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (3) it is acquiring the Exchange Notes in its ordinary course of business;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit C, including the certifications in item (1)(b) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (D), if the Registrar or the Issuers so request or if the Applicable Procedures so require, an opinion of counsel in form reasonably acceptable to the Registrar and the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.07(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(j), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iv) shall not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an “offshore transaction” in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B, including the certifications in item (2) thereof; or

(D) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B, including the certifications in item (3)(a) thereof, the Trustee shall cancel the Restricted Definitive Note, and increase or cause to be increased the aggregate principal amount of, in the case of clause (A) of this Section 2.07(d)(i), the appropriate Restricted Global Note, in the case of clause (B) of this Section 2.07(d)(i), the 144A Global Note, and in the case of clause (C) of this Section 2.07(d)(i), the Regulation S Global Note.

(ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal (1) it is not an affiliate (as defined in Rule 144) of either of the Issuers, (2) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (3) it is acquiring the Exchange Notes in its ordinary course of business;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (1)(c) thereof; or

(2) if the Holder of such Restricted Definitive Note proposes to transfer such Note to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (D), if the Registrar or the Issuers so request or if the Applicable Procedures so require, an opinion of counsel in form reasonably acceptable to the Registrar and the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of clauses (A) through (D) in this Section 2.07(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to clauses (ii)(B),
(ii)(D) or (iii) of this Section 2.07(d) at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.07(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(e).

(i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer shall be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (2) thereof; and

(C) if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that (1) it is not an affiliate (as defined in Rule 144) of either of the Issuers, (2) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (3) it is acquiring the Exchange Notes in its ordinary course of business;

(B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the Holder of such Restricted Definitive Note proposes to exchange such Note for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (1)(d) thereof; or

(2) if the Holder of such Restricted Definitive Note proposes to transfer such Note to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (D), if the Registrar so requests, an opinion of counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (A) they are not affiliates (as defined in Rule 144) of either of the Issuers, (B) they are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (C) they are acquiring the Exchange Notes in their ordinary course of business and (ii) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Restricted Global Notes so accepted Unrestricted Global Notes in the appropriate principal amount.

(g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i) Private Placement Legend. Except as permitted by clause (ii) of this Section 2.07(g), each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH TRANSACTION PURSUANT TO THIS CLAUSE (2) PRIOR TO THE END OF THE 40 DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE

MEANING OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.”

(ii) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii),
(c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of this Section 2.07 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(iii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.”

(h) Regulation S Global Note Legend. The Regulation S Global Note shall bear a legend in substantially the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).”

(i) Original Issue Discount Legend. Each Note issued with original issue discount shall bear a legend in substantially the following form:

“FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, THE ISSUE PRICE IS $        , THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $        , THE ISSUE DATE IS             , 200   AND THE YIELD TO MATURITY IS     % PER ANNUM.”

(j) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(k) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.

(ii) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06, 3.08, 4.10, 4.14 and 9.05).

(iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid and legally binding obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v) Neither the Registrar nor the Issuers will be required:

(A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection;

(B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part;

(C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date; or

(D) to register the transfer of or to exchange a Note tendered and not withdrawn in connection with a Change of Control Offer or an Asset Sale Offer.

(vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02.

(viii) All certifications, certificates and opinions of counsel required to be submitted to the Registrar pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.08. Replacement Notes.

(a) If any mutilated Note is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers may charge for their expenses in replacing a Note.

(b) Every replacement Note is an additional obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.09. Outstanding Notes.

(a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.09 as not outstanding. Except as set forth in Section 2.10, a Note does not cease to be outstanding because an Issuer or an Affiliate of an Issuer holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(b).

(b) If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser or protected purchaser.

(c) If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

(d) If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of any of the foregoing) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.10. Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.11. Temporary Notes.

(a) Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

(b) Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.12. Cancellation.

The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Notes in accordance with its procedures for the disposition of canceled securities in effect as of the date of such disposition (subject to the record retention requirement of the Exchange Act). Certification of the disposition of all canceled Notes shall be delivered to the Issuers. The Issuers may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.13. Defaulted Interest.

If the Issuers default in a payment of interest on the Notes, they shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuers shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.14. CUSIP Numbers.

The Issuers in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers shall promptly notify the Trustee of any change in the “CUSIP” numbers.

ARTICLE THREE

REDEMPTION AND OFFERS TO

PURCHASE

Section 3.01. Notices to Trustee.

If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07, they shall furnish to the Trustee, at least 15 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth (a) the clause of this Indenture pursuant to which the redemption shall occur; (b) the redemption date; (c) the principal amount of Notes to be redeemed; and (d) the redemption price.

Section 3.02. Selection of Notes to Be Redeemed.

(a) If less than all of the Notes are to be redeemed at any time, the Trustee shall select Notes for redemption on a pro rata basis (or, in the case of Global Notes, based on a method that most nearly approximates a pro rata selection as the Trustee deems fair and appropriate) unless otherwise required by law or applicable stock exchange or depositary requirements.

(b) The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. No notes of $2,000 or less shall be redeemed in part. Notes and portions of Notes selected will be in amounts of $2,000 or integral multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not $2,000 or a multiple of $1,000 in excess thereof, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03. Notice of Redemption.

(a) At least 15 days but not more than 60 days before a redemption date, the Issuers shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles Eight or Eleven.

(b) The notice shall identify the Notes to be redeemed and shall state:

(i) the redemption date;

(ii) the redemption price;

(iii) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder thereof upon cancellation of the original Note;

(iv) the name and address of the Paying Agent;

(v) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price and become due on the date fixed for redemption;

(vi) that, unless the Issuers default in making such redemption payment, interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

(vii) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(viii) that no representation is made as to the correctness or accuracy of the “CUSIP” number, if any, listed in such notice or printed on the Notes.

(c) At the Issuers’ request, the Trustee shall give the notice of redemption in the Issuers’ name and at their expense; provided, however, that the Issuers shall have delivered to the Trustee, at least 30 days prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.03(b). The notice, if mailed in the manner provided herein shall be presumed to have been given, whether or not the Holder receives such notice.

Section 3.04. Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. Interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date, unless the Issuers default in making the applicable redemption payment. A notice of redemption may not be conditional.

Section 3.05. Deposit of Redemption Price.

(a) Not later than 12:00 p.m. (noon), New York City time, on the redemption date, the Issuers shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of, and accrued and unpaid interest and Special Interest (if any) on, all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed.

(b) If the Issuers comply with the provisions of Section 3.05(a), on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with Section 3.05(a), interest shall be paid on the unpaid principal from the redemption date until such principal is paid and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06. Notes Redeemed in Part.

Upon surrender and cancellation of a Note that is redeemed in part, the Issuers shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed portion of the Note surrendered. No Notes in denominations of $2,000 or less shall be redeemed in part.

Section 3.07. Optional Redemption.

(a) Except as set forth in paragraphs (b), (c) and (d) of this Section 3.07, the Issuers shall not have the option to redeem the Notes pursuant to this Section 3.07 prior to May 1, 2011. On or after May 1, 2011, the Issuers may redeem all or a part of the Notes upon not less than 15 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Special Interest (if any) thereon, to the applicable redemption date, if redeemed during the 12-month period beginning on May 1 of the years indicated below, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2011	105.250%

2012 and thereafter	100.000%

(b) At any time prior to May 1, 2011, the Issuers may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture (including any Additional Notes) at a redemption price of 110.500% of the principal amount thereof, plus accrued and unpaid interest and Special Interest (if any) thereon to the applicable redemption date, with the net cash proceeds of one or more Qualified Equity Offerings; provided that (i) at least 65% of the aggregate principal amount of Notes issued under this Indenture (including any Additional Notes) remains outstanding immediately after the occurrence of such redemption, excluding Notes held by the Company and its Subsidiaries; and (ii) the redemption must occur within 90 days of the date of the closing of such Qualified Equity Offering.

(c) At any time prior to May 1, 2011, the Issuers may, on any one or more occasions, redeem all or a part of the Notes, upon not less than 15 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest (if any) to, the date of redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

(d) At any time and from time to time prior to May 1, 2011, but not more than once in any 12-month period, the Issuers may redeem, in the aggregate, up to 10% of the original aggregate principal amount of Notes issued under this Indenture at a redemption price of 103% of the principal amount thereof, plus accrued and unpaid interest and Special Interest (if any) to, the applicable redemption date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

(e) Any redemption pursuant to this Section 3.07 shall be made in accordance with the provisions of Sections 3.01 through 3.06.

Section 3.08. Repurchase Offers.

In the event that, pursuant to Section 4.10 or Section 4.14, the Issuers shall be required to commence an offer to all Holders to purchase all or a portion of their respective Notes (a “Repurchase Offer”), the Issuers shall follow the procedures specified in Section 4.10 or Section 4.14, as applicable, and, to the extent not inconsistent therewith, the procedures specified in this Section 3.08.

(a) The Repurchase Offer shall remain open for a period of no less than 30 days and no more than 60 days following its commencement, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuers shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 or 4.14 (the “Offer Amount”) or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Repurchase Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

(b) If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Repurchase Offer.

(c) Upon the commencement of a Repurchase Offer, the Issuers shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Repurchase Offer. The Repurchase Offer shall be made to all Holders. The notice, which shall govern the terms of the Repurchase Offer, shall state:

(i) that the Repurchase Offer is being made pursuant to this Section 3.08 and either Section 4.10 or Section 4.14, and the length of time the Repurchase Offer shall remain open;

(ii) the Offer Amount, the purchase price and the Purchase Date;

(iii) that any Note not tendered or accepted for payment shall continue to accrue interest and Special Interest (if any);

(iv) that, unless the Issuers default in making such payment, any Note (or portion thereof) accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest and Special Interest (if any) after the Purchase Date;

(v) that Holders electing to have a Note purchased pursuant to a Repurchase Offer may elect to have Notes purchased only in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof;

(vi) that Holders electing to have a Note purchased pursuant to any Repurchase Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuers, a depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(vii) that Holders shall be entitled to withdraw their election if the Issuers, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(viii) that, if the aggregate amount of Notes surrendered by Holders exceeds the Offer Amount, the Trustee shall, subject in the case of a Repurchase Offer made pursuant to Section 4.10 to the provisions of Section 4.10, select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $2,000, or integral multiples of $1,000 in excess thereof, shall be purchased); and

(ix) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

(d) On the Purchase Date, the Issuers shall, to the extent lawful, subject in the case of a Repurchase Offer made pursuant to Section 4.10 to the provisions of Section 4.10, accept for payment on a pro rata basis to the extent necessary, the Offer Amount of Notes (or portions thereof) tendered pursuant to the Repurchase Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers’ Certificate stating that such Notes (or portions thereof) were accepted for payment by the Issuers in accordance with the terms of this Section 3.08. The Issuers, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than three days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of Notes tendered by such Holder, as the case may be, and accepted by the Issuers for purchase, and the Issuers shall promptly issue a new Note. The Trustee, upon written request from the Issuers shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the respective Holder thereof. The Issuers shall publicly announce the results of the Repurchase Offer on the Purchase Date.

(e) The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Repurchase Offer. To the extent that the provisions of any securities laws or regulations conflict with Section 3.08, 4.10 or 4.14, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under Section 3.08, 4.10 or 4.14 by virtue of such compliance.

ARTICLE FOUR

COVENANTS

Section 4.01. Payment of Notes.

(a) The Issuers shall pay or cause to be paid the principal of, premium (if any) and interest on, the Notes on the dates and in the manner provided in the Notes. Principal, premium (if any) and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or one of its Subsidiaries, holds as of 12:00 p.m. (noon), New York City time, on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium (if any) and interest then due. The Issuers shall pay all Special Interest (if any) in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

(b) The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, and Special Interest (if any) (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02. Maintenance of Office or Agency.

(a) The Issuers shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or Registrar or agent of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

(b) The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c) The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.04.

Section 4.03. Reports.

(a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will prepare and post on its web site, within the time periods specified in the SEC’s rules and regulations:

(i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

(b) Whether or not required by the SEC, the Company shall file a copy of all of the information and reports referred to in Section 4.03(a) with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the

SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request; provided that, if the SEC will not accept the Company’s filings for any reason, the Company shall post such information or reports on its web site within the time periods that would apply if the Company were required to file those reports with the SEC.

(c) If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by this Section 4.03 shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

(d) For so long as any Notes remain outstanding, the Issuers and the Guarantors shall furnish to the Holders and to prospective investors, upon their request, such information as may be required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04. Compliance Certificate.

(a) The Issuers and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to his or her knowledge, the Issuers have kept, observed, performed and fulfilled their obligations under this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers are taking or propose to take with respect thereto) and that to his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest (if any) on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuers are taking or propose to take with respect thereto.

(b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end consolidated financial statements delivered pursuant to Section 4.03(a)(i) shall be accompanied by a written statement of the Company’s independent public accountants (which shall be a firm of established national reputation) that in making the examination necessary for certification of such consolidated financial statements, nothing has come to their attention that would lead them to believe that the Issuers have failed to comply with the provisions of Article Four or Article Five in so far as they relate to financial or accounting matters or, if an event of noncompliance has come to their attention, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

(c) The Issuers shall, so long as any of the Notes are outstanding, deliver to the Trustee, within five Business Days after any Officer becomes aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

Section 4.05. Taxes.

The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, any taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06. Stay, Extension and Usury Laws.

Each of the Issuers and each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Issuers and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07. Restricted Payments.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends, payments or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company);

(ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or of any Restricted Subsidiary of the Company held by Persons other than the Company or any Restricted Subsidiary of the Company;

(iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Lien Debt or any Indebtedness of the Issuers or any Guarantor that is unsecured or contractually subordinated to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except payments of interest or principal at the Stated Maturity thereof; or

(iv) make any Restricted Investment;

(all such restricted payments and other restricted actions set forth in clauses (i) through (iv) of this Section 4.07(a) being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(A) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(B) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a); and

(C) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (5) and (6) of Section 4.07(b)), is less than the sum, without duplication, of:

(1) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the date of this Indenture to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(2) 100% of the aggregate net cash proceeds and the fair market value of assets other than cash received by the Company since the date of this Indenture as a contribution to its equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Restricted Subsidiary of the Company), plus

(3) the lesser of (i) the net cash proceeds and the fair market value of assets other than cash, net of disposition costs, received by the Company or any Restricted Subsidiary of the Company from the disposition, sale, liquidation, retirement or redemption of all or any portion of any Restricted Investment made after the date of this Indenture and (ii) the original value of the Company’s or such Restricted Subsidiary’s Investment in such Restricted Investment that was previously treated as a Restricted Payment, plus if (i) exceeds (ii), 50% of the amount by which (i) exceeds (ii), except, in each case, to the extent that any such proceeds or such fair market value of assets other than cash are included in the calculation of Consolidated Net Income, plus

(4) without duplication, (i) to the extent that any Unrestricted Subsidiary of the Company that was designated as such after the date of this Indenture is redesignated as a Restricted Subsidiary, the lesser of (A) the fair market value of the Company’s direct or indirect Investment in such Subsidiary as of the date of such redesignation and (B) the original value of the Investment in such Subsidiary that was previously treated as a Restricted Payment, plus, if (A) exceeds (B), 50% of the amount by which (A) exceeds (B), plus (ii) an amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from payments of dividends, repayments of the principal of loans or advances or other transfers of assets from Unrestricted Subsidiaries of the Company to the Company or any Restricted Subsidiary of the Company after the date of this Indenture, except, in each case, to the extent that any such Investment or net reduction in Investment is included in the calculation of Consolidated Net Income, plus

(5) without duplication, in the event the Company or any Restricted Subsidiary of the Company makes any Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary of the Company, an amount equal to the lesser of (i) the fair market value of the existing Investment in such Person that was previously treated as a Restricted Payment and (ii) the Company’s or any such Restricted Subsidiary’s existing Investment in such Person that was previously treated as a Restricted Payment, plus, if (i) exceeds (ii), 50% of the amount by which (i) exceeds (ii).

(b) Section 4.07(a) shall not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

(2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of contributions to the equity capital of the Company or a substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such payment, redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from Section 4.07(a)(C)(2);

(3) the payment, defeasance, redemption, repurchase, retirement or other acquisition of Indebtedness of the Issuers or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee or any Subordinated Lien Debt or any Indebtedness of the Issuers or any Guarantor that is unsecured or Disqualified Stock of the Issuers or any Restricted Subsidiary thereof in exchange for, or out of the net cash proceeds from, an incurrence of Permitted Refinancing Indebtedness;

(4) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis;

(5) Restricted Investments acquired as a capital contribution to, or in exchange for, or out of the net cash proceeds of contributions to the equity capital of the Company or a substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such acquisition and the fair market value of any assets so acquired or exchanged shall be excluded from Section 4.07(a)(C)(2);

(6) the repurchase of Equity Interests deemed to occur upon the exercise of options or warrants if such Equity Interests represents all or a portion of the exercise price thereof;

(7) in the event that, and for each taxable year in which, the Parent is treated as an association taxable as a corporation for federal, state or local income tax purposes and the Company and its Subsidiaries are included in a consolidated or combined tax group with the Parent or the Company or its Subsidiaries are treated as pass-through entities for income tax purposes, the payment of dividends or distributions by the Company to the Parent in an amount equal to the share of the consolidated, combined or other income tax liability allocable to the Company and its Subsidiaries; provided that any refunds received by the Parent attributable to the Company and its Subsidiaries shall promptly be paid by the Parent to the Company;

(8) dividends, distributions or loans from the Company or any Restricted Subsidiary of the Company to the Parent to satisfy the Parent’s payment obligations under the Vestar Management Agreement and the SCC Holding Management Agreement, in each case, as in effect on the date of this Indenture, or any amendments, modifications or supplements thereto or replacements thereof, so long as such agreements, as so amended, modified, supplemented or replaced, taken as a whole, are not materially more disadvantageous to the Company and its Restricted Subsidiaries than such original agreements as in effect on the date of this Indenture; provided that the aggregate amount of all such dividends, distributions or loans, together with all other direct or indirect payments by the Company or any of its Restricted Subsidiaries on account of such agreements (as they may be so amended, modified, supplemented or replaced), in any calendar year shall not exceed $3.3 million plus expenses in accordance with the terms of such agreements (as they may be so amended, modified, supplemented or replaced);

(9) the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or the Parent held by any current or former director, officer, consultant or employee of the Company, the Parent or any Restricted Subsidiary of the Company, or their estates or the beneficiaries of such estates, in an amount not to exceed $3.0 million in any calendar year; provided that the Company may carry over and make in subsequent calendar years, in addition to the amounts permitted for such calendar year, the amount of purchases, redemptions, acquisitions or retirements for value permitted to have been but not made in any preceding calendar year up to a maximum of $9.0 million in any calendar year;

(10) the distribution, as a dividend or otherwise, of Equity Interests of, or Indebtedness owed to the Company or a Restricted Subsidiary thereof by, any Unrestricted Subsidiary;

(11) upon the occurrence of a Change of Control and within 90 days after completion of the offer to repurchase Notes pursuant to Section 4.14 (including the purchase of all Notes tendered), any purchase or redemption of any Subordinated Lien Indebtedness or any Indebtedness of the Issuers or any Guarantor that is unsecured or contractually subordinated to the Notes or to any Note Guarantee that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Change of Control, at a purchase price not greater than 101% of the outstanding principal amount thereof (plus accrued and unpaid interest and liquidated damages, if any);

(12) within 90 days after completion of any offer to repurchase Notes pursuant to Section 4.10 (including the purchase of all Notes tendered), any purchase or redemption of any Subordinated Lien Debt or any Indebtedness of the Issuers or any Guarantor that is unsecured or contractually subordinated to the Notes or to any Note Guarantee that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Asset Sale, at a purchase price not greater than 100% of the outstanding principal amount thereof (plus accrued and unpaid interest and liquidated damages, if any);

(13) payments or distributions, in the nature of satisfaction of dissenters’ rights, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all the property and assets of the Company;

(14) the payment of cash in lieu of the issuance of fractional shares of Equity Interests upon exercise or conversion of securities exercisable or convertible into Equity Interests of the Company;

(15) dividends, distributions or loans from the Company or any Restricted Subsidiary thereof to the Parent in amounts sufficient to pay the Parent’s actual out-of-pocket administrative and operating expenses so long as the Parent has no operations and no Investments other than its ownership of Equity Interests of the Company and cash or Cash Equivalents; provided that the aggregate amount of all such dividends, distributions or loans in any calendar year shall not exceed $1.0 million; or

(16) other Restricted Payments in an amount which, taken together with all other Restricted Payments made pursuant to this Section 4.07(b)(16), do not exceed $15.0 million;

provided that, in the case of clauses (4), (8) through (12) and (16) of this Section 4.07(b), no Default or Event of Default has occurred and is continuing or would occur as a consequence thereof.

(c) The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment that, together with any Restricted Payments not previously reported hereunder, exceeds $10.0 million, the Company shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with a copy of any opinion or appraisal required by this Indenture. In determining whether any Restricted Payment is permitted by this Section 4.07, the Company and its Restricted Subsidiaries may allocate all or any portion of such Restricted Payment among the categories described in clauses (1) through (16) of Section 4.07(b) or among such categories and the types of Restricted Payments described in Section 4.07(a); provided that, at the time of such allocation, all such Restricted Payments, or allocated portions thereof, would be permitted under the various provisions of this Section 4.07.

Section 4.08. Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(i) pay dividends or make any other distributions on its Capital Stock (or with respect to any other interest or participation in, or measured by, its profits) to the Company or any of its Restricted Subsidiaries or pay any liabilities owed to the Company or any of its Restricted Subsidiaries;

(ii) make loans or advances to the Company or any of its Restricted Subsidiaries; or

(iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

(b) However, the preceding restrictions shall not apply to encumbrances or restrictions:

(i) existing under, by reason of or with respect to the ABL Credit Facility, Existing Indebtedness, the Stockholders’ Agreement or any other agreements in effect on the date of this Indenture and any amendments, modifications, restatements, renewals, extensions, increases, supplements, refundings, replacements or refinancings thereof; provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, increases, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, than those in effect on the date of this Indenture;

(ii) existing under, by reason of or with respect to any other Credit Facility of the Issuers permitted under this Indenture; provided that the applicable encumbrances and restrictions contained in the agreement or agreements governing the other Credit Facility are not materially more restrictive, taken as a whole, than those contained in the ABL Credit Facility, as in effect on the date of this Indenture;

(iii) existing under, by reason of or with respect to applicable law, rule, regulation or administrative or court order;

(iv) with respect to any Person or the property or assets of a Person acquired by the Company or any of its Restricted Subsidiaries existing at the time of such acquisition and not incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and any amendments, modifications, restatements, renewals, extensions, increases, supplements, refundings, replacements or refinancings thereof; provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, increases, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, than those contained in the ABL Credit Facility, Existing Indebtedness or such other agreements as in effect on the date of the acquisition;

(v) in the case of Section 4.08(a)(iii):

(a) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

(b) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary thereof not otherwise prohibited by this Indenture,

(c) existing under, by reason of or with respect to purchase money obligations for property acquired in the ordinary course of business, or

(d) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary thereof in any manner material to the Company or any Restricted Subsidiary thereof;

(vi) existing under, by reason of or with respect to customary provisions with respect to the disposition or distribution of assets or property contained in joint venture and similar agreements entered into in the ordinary course of business;

(vii) existing under, by reason of or with respect to any agreement for the sale or other disposition of all or substantially all of the Capital Stock of, or property and assets of, a Restricted Subsidiary that restricted distributions by that Restricted Subsidiary pending such sale or other disposition;

(viii) existing under, by reason of or with respect to Permitted Refinancing Indebtedness; provided that the encumbrances and restrictions contained in the agreements governing that Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(ix) on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(x) existing under, by reason of or with respect to this Indenture, the Notes and the Note Guarantees; and

(xi) existing under, by reason of or with respect to, Indebtedness of a Restricted Subsidiary not prohibited to be incurred under this Indenture; provided that (A) such encumbrances or restrictions are ordinary and customary in light of the type of Indebtedness being incurred and the jurisdiction of the obligor and (B) such encumbrances or restrictions will not affect the Issuers’ or any Guarantor’s ability to make principal and interest payments on the Notes, as determined in good faith by the Board of Directors of the Issuers.

Section 4.09. Incurrence of Indebtedness and Issuance of Preferred Stock.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness (including Acquired Debt), and the Company shall not permit any of its Restricted Subsidiaries to issue any preferred stock; provided, however, that either of the Issuers or any Guarantor may incur Indebtedness, including Acquired Debt, and the Co-Issuer and any Guarantor may issue preferred stock, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or preferred stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

(b) Section 4.09(a) will not prohibit the incurrence or issuance of any of the following (collectively, “Permitted Debt”):

(i) Indebtedness of either of the Issuers or any Guarantor under Credit Facilities (and the incurrence by the Guarantors of Guarantees thereof) in an aggregate principal amount at any one time outstanding pursuant to this clause (i) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed (as of any date of incurrence of Indebtedness pursuant to this clause (i) and after giving pro forma effect to such incurrence and the application of the net proceeds therefrom) the greater of (A) $275.0 million and (B) the amount of the Borrowing Base as of the date of such incurrence;

(ii) Priority Lien Debt of either of the Issuers or any Guarantor under letters of credit or any one or more indentures or other Credit Facilities in an aggregate principal amount at any one time outstanding pursuant to this clause (ii) not to exceed (as of any date of incurrence of Indebtedness pursuant to this clause (ii) and after giving pro forma effect to such incurrence and the application of the net proceeds therefrom) the Priority Lien Cap;

(iii) Existing Indebtedness;

(iv) Indebtedness of the Company or any of its Restricted Subsidiaries represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (iv), not to exceed as of any date of incurrence the greater of (A) 3.0% of Consolidated Net Tangible Assets of the Company and (B) $35.0 million;

(v) Permitted Refinancing Indebtedness incurred by the Company or any of its Restricted Subsidiaries in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.09(a) or clauses (iii), (iv), (v) or (xii) of this Section 4.09(b);

(vi) intercompany Indebtedness incurred by the Company or any of its Restricted Subsidiaries and owing to and held by the Company or any of its Restricted Subsidiaries; provided, however, that:

(A) if either of the Issuers or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of either of the Issuers, or the Note Guarantee, in the case of a Guarantor; and

(B)(1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (2) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);

(vii) the Guarantee by either of the Issuers or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this Section 4.09;

(viii) Indebtedness of the Company or any Restricted Subsidiary thereof to the extent the net proceeds thereof are promptly used to purchase Notes tendered pursuant to a Change of Control Offer;

(ix) Acquired Debt; provided that, after giving effect to the transactions that result in the incurrence or issuance thereof, the Fixed Charge Coverage Ratio for the Company’s four-quarter period immediately preceding such incurrence would not be less than immediately prior to such transactions;

(x) preferred stock of a Restricted Subsidiary of the Company issued to the Company or another Restricted Subsidiary of the Company; provided that (A) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary thereof and (B) any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Restricted Subsidiary thereof will be deemed, in each case, to constitute an issuance of such preferred stock that was not permitted by this clause (x);

(xi) Indebtedness under the Canadian Credit Facility in aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability thereunder) not to exceed CAD$20.0 million; and

(xii) additional Indebtedness of the Company or any of its Restricted Subsidiaries in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (xii), not to exceed as of any date of incurrence the greater of (A) 3.0% of the Consolidated Net Tangible Assets of the Company and (B) $35.0 million.

For purposes of determining compliance with this Section 4.09, in the event that any proposed Indebtedness or preferred stock meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xii) of this
Section 4.09(b), or is entitled to be incurred or issued pursuant to Section 4.09(a), the Issuers, in their sole discretion, shall be permitted to divide and classify at the time of its incurrence or issuance, and may from time to time divide or reclassify, all or a portion of such item of Indebtedness or preferred stock in any manner that complies with this Section 4.09. Indebtedness under the ABL Credit Facility outstanding on the date of this Indenture shall be deemed to have been incurred on that date in reliance on the exception provided by clause (i) of this Section 4.09(b) and the Notes issued on the date of this Indenture (and any related Exchange Notes) will be deemed to have been incurred in reliance on the exception provided by clause (ii) of this Section 4.09(b) (and the Initial Notes and any Exchange Notes issued in accordance with the terms of the Registration Rights Agreement may be incurred and will be deemed to be incurred in reliance on clause (ii) of this Section 4.09(b) regardless of whether such incurrence exceeds the Priority Lien Cap).

(c) Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that may be incurred pursuant to this Section 4.09 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies.

Section 4.10. Asset Sales.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

(ii) such fair market value is determined in accordance with the provisions of the definition of fair market value;

(iii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash, Cash Equivalents or Replacement Assets or a combination of cash, Cash Equivalents or Replacement Assets; provided that, for purposes of this Section 4.10(a)(iii), each of the following shall be deemed to be cash:

(A) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities, Indebtedness that is by its terms contractually subordinated in right of payment to the Notes or any Note Guarantee and liabilities to the extent owed to the Company or any Restricted Subsidiary of the Company) that are assumed by the transferee of any such assets or Equity Interests pursuant to an agreement that releases the Company or such Restricted Subsidiary, as the case may be, from further liability; and

(B) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary, as the case may be, from such transferee that are converted by the Company or such Restricted Subsidiary into Cash Equivalents within 180 days (to the extent of the Cash Equivalents received in that conversion); and

(iv) in the case of an Asset Sale that constitutes a Sale of Notes Collateral or a Sale of a Guarantor, the Company (or the applicable Guarantor, as the case may be) deposits the Net Proceeds therefrom as collateral in a segregated account or accounts (each, a “Collateral Proceeds Account”) held by or under the control of (for purposes of the Uniform Commercial Code) the Collateral Trustee or its agent to secure all Secured Obligations pursuant to arrangements reasonably satisfactory to the Collateral Trustee; provided that no such deposit will be required except to the extent the aggregate Net Proceeds from all Sales of Notes Collateral and Sales of a Guarantor that are not held in a Collateral Proceeds Account and have not previously been applied in accordance with Section 4.10(c) exceeds $5.0 million.

(b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, other than a Sale of Notes Collateral or a Sale of a Guarantor, the Company or such Restricted Subsidiary may apply such Net Proceeds at its option and to the extent it so elects:

(i) to repay, repurchase or redeem Priority Lien Obligations (including Obligations under the Notes) or ABL Debt Obligations;

(ii) to repay any Indebtedness secured by a Permitted Prior Lien;

(iii) to repay Indebtedness and other obligations of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Company or another Restricted Subsidiary;

(iv) to repay other Indebtedness of either of the Issuers or any Guarantor (other than any Disqualified Stock or any Indebtedness that is contractually subordinated in right of payment to the Notes), other than Indebtedness owed to the Company or a Restricted Subsidiary of the Company; provided that the Issuers shall equally and ratably redeem or repurchase the Notes in accordance with Section 3.07, through open market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase the Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest (if any) on the amount of Notes that would otherwise be prepaid;

(v) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Company;

(vi) to purchase Replacement Assets or make a capital expenditure in or that is used or useful in a Permitted Business; or

(vii) any combination of the foregoing;

provided that the Company will be deemed to have complied with clauses (v) and (vi) of this Section 4.10(b) if and to the extent that, within 365 days after the Asset Sale that generated the Net Proceeds, the Company has entered into and not abandoned or rejected a binding agreement to acquire the assets or Capital Stock of a Permitted Business, purchase Replacement Assets or make a capital expenditure in compliance with clauses (v) and (vi) of this Section 4.10(b), and that acquisition, purchase or capital expenditure is thereafter completed within 90 days after the end of such 365-day period. Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

(c) Within 365 days after the receipt of any Net Proceeds from an Asset Sale that constitutes a Sale of Notes Collateral or a Sale of a Guarantor, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply an amount equal to such Net Proceeds:

(i) to purchase other assets that would constitute Notes Collateral;

(ii) to purchase Capital Stock of another Permitted Business if, after giving effect to such purchase, the Permitted Business becomes a Guarantor or is merged into or consolidated with either of the Issuers or any Guarantor;

(iii) to make a capital expenditure with respect to assets that constitute Notes Collateral;

(iv) to repay Indebtedness secured by a Permitted Prior Lien on any Notes Collateral that was sold in such Asset Sale; or

(v) any combination of the foregoing;

provided that the Company will be deemed to have complied with clauses (i), (ii) and (iii) of this Section 4.10(c) if, and to the extent that, within 365 days after the Asset Sale that generated the Net Proceeds, the Company has entered into and not abandoned or rejected a binding agreement to purchase assets that constitute Notes Collateral or Capital Stock of another Permitted Business or to make a capital expenditure with respect to assets that constitute Notes Collateral in compliance with clauses (i), (ii) and (iii) of this Section 4.10(c), and that purchase or capital expenditure is thereafter completed within 90 days after the end of such 365-day period.

(d) Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.10(b) or Section 4.10(c) shall constitute “Excess Proceeds.” Within 10 days after the aggregate amount of Excess Proceeds (including any Excess Proceeds held in the Collateral Proceeds Account) exceeds $10.0 million, the Issuers shall make an offer (an “Asset Sale Offer”) to all Holders of Notes and all holders of other Priority Lien Debt containing provisions similar to those set forth in this Indenture with respect to offers to purchase with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other Priority Lien Debt that may be purchased out of the Excess Proceeds. The offer price for the Notes and any other Priority Lien Debt in any Asset Sale Offer will be equal to 100% of the principal amount of the Notes and such other Priority Lien Debt purchased, plus accrued and unpaid interest and Special Interest (if any) on the Notes and any other Priority Lien Debt to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuers may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and such other Priority Lien Debt tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds (including any Excess Proceeds held in the Collateral Proceeds Account), the Notes and such other Priority Lien Debt shall be purchased on a pro rata basis based on the principal amount of Notes and such other Priority Lien Debt tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

(e) The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Asset Sale provisions of this Indenture by virtue of such compliance.

Section 4.11. Transactions with Affiliates.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into, make, amend, renew or extend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm’s-length transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate of the Company; and

(ii) the Issuers deliver to the Trustee:

(A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors of the Company set forth in an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this Section 4.11 and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of the Company; and

(B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, an opinion as to the fairness to the Issuers of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an independent accounting, appraisal or investment banking firm of national standing.

(b) The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a):

(i) transactions between or among the Company and/or its Restricted Subsidiaries;

(ii) payment of reasonable fees to, and reasonable indemnification and similar payments on behalf of, directors of the Parent, the Company or any Restricted Subsidiary of the Company;

(iii) Restricted Payments that are permitted by the provisions of Section 4.07 and Permitted Investments;

(iv) any sale of Equity Interests (other than Disqualified Stock) of the Company;

(v) loans and advances to officers and employees of the Company or any of its Restricted Subsidiaries for bona fide business purposes in the ordinary course of business;

(vi) any employment, consulting, service or termination agreement, or reasonable and customary indemnification arrangements, entered into by the Company or any of its Restricted Subsidiaries with officers and employees of the Company or any of its Restricted Subsidiaries and the payment of compensation to officers and employees of the Company or any of its Restricted Subsidiaries (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), in each case in the ordinary course of business;

(vii) transactions with a Person that is an Affiliate of the Company solely because the Company, directly or indirectly, owns Equity Interests in, or controls, such Person;

(viii) payments by the Company or any of its Restricted Subsidiaries to Vestar Capital Partners IV, L.P. and its Affiliates made for any financial advisory services, financing, underwriting or placement services or in respect of other investment banking services, including without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the disinterested members of the Board of Directors of the Company in good faith;

(ix) transactions pursuant to the Vestar Management Agreement, the SCC Holding Management Agreement, the Stockholders’ Agreement, the Stockholders’ Registration Rights Agreement and other agreements or arrangements in each case as in effect on the date of this Indenture, or any amendment, modification or supplement thereto or any replacement thereof, as long as such agreement or arrangement as so amended, modified, supplemented or replaced, taken as a whole, is not materially more disadvantageous to the Company and its Restricted Subsidiaries than the original agreement or arrangement as in effect on the date of this Indenture; and

(x) any other agreements or arrangements in effect on the date of this Indenture, or any amendment, modification or supplement thereto, in an aggregate amount not to exceed $250,000 in any calendar year.

Section 4.12. Liens.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired.

Section 4.13. Business Activities.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Section 4.14. Offer to Repurchase upon a Change of Control.

(a) If a Change of Control occurs, each Holder of Notes shall have the right to require the Issuers to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to an offer by the Issuers (a “Change of Control Offer”) at an offer price (a “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest and Special Interest (if any) thereon, to the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuers shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on a date (the “Change of Control Payment Date”) specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures described in Section 3.08 (including the notice required thereby). The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Change of Control provisions of this Indenture by virtue of such compliance.

(b) On the Change of Control Payment Date, the Issuers shall, to the extent lawful:

(i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate of the Company stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuers.

(c) The Paying Agent shall promptly mail or wire transfer to each Holder of Notes properly tendered and so accepted the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any Note so accepted for payment will cease to accrue interest on and after the Change of Control Payment Date.

(d) The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(e) Notwithstanding anything to the contrary in this Section 4.14, the Issuers shall not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 and all other provisions of this Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer or (ii) a notice of redemption has been given for all of the Notes pursuant to Section 3.07, unless and until there is a default in payment of the applicable redemption price.

(f) Notwithstanding anything to the contrary contained in this Section 4.14, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

Section 4.15. Limitation on Layering. The Issuers will not incur, and shall not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Issuers or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantees on substantially identical terms; provided, however, that no Indebtedness shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Issuers solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.

Section 4.16. Designation of Restricted and Unrestricted Subsidiaries.

(a) The Board of Directors of the Company may designate any Restricted Subsidiary (other than the Co-Issuer or any successor of the Co-Issuer as an issuer of the Notes) to be an Unrestricted Subsidiary; provided that:

(i) any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed to be an incurrence of Indebtedness by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation, and such incurrence of Indebtedness would be permitted under Section 4.09;

(ii) the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary being so designated (including any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of such Subsidiary) shall be deemed to be an Investment made as of the time of such designation and that such Investment would be permitted under Section 4.07;

(iii) such Subsidiary does not own any Equity Interests of, or hold any Liens on any property of, the Company or any Restricted Subsidiary;

(iv) the Subsidiary being so designated:

(A) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(B) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (1) to subscribe for additional Equity Interests or (2) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(C) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries, except to the extent such Guarantee or credit support would be released upon such designation; and

(v) no Event of Default would be in existence following such designation.

(b) Any designation of a Restricted Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by this Indenture. If, at any time, any Unrestricted Subsidiary would fail to meet any of the requirements described in clause (iv) of Section 4.16(a), it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness, Investments, or Liens on the property, of such Subsidiary shall be deemed to be incurred or made by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness, Investments or Liens are not permitted to be incurred or made as of such date under this Indenture, the Issuers shall be in default under this Indenture.

(c) The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

(i) such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if such Indebtedness is permitted under Section 4.09 calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period;

(ii) all outstanding Investments owned by such Unrestricted Subsidiary shall be deemed to be made as of the time of such designation and such Investments shall only be permitted if such Investments would be permitted under Section 4.07;

(iii) all Liens upon property or assets of such Unrestricted Subsidiary existing at the time of such designation would be permitted under Section 4.12; and

(iv) no Default or Event of Default would be in existence following such designation.

Section 4.17. Payments for Consent.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.18. Guarantees.

(a) If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary (other than an Excluded Subsidiary) on or after the date of this Indenture, then that newly acquired or created Domestic Subsidiary must become a Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel to the Trustee within 30 days of the date of such acquisition or creation. The Company will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of either of the Issuers or any Guarantor (including, but not limited to, any Indebtedness under any Credit Facility) unless such Restricted Subsidiary is a Guarantor or simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which Guarantee shall be senior in right of payment to, or pari passu in right of payment with, such Subsidiary’s Guarantee of such other Indebtedness. In addition, in the event that any Restricted Subsidiary that is an Excluded Subsidiary ceases to be an Excluded Subsidiary, then such Restricted Subsidiary must become a Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel to the Trustee within 30 days of the date of such event. The form of the Note Guarantee is attached as Exhibit E and the form of the Supplemental Indenture is attached as Exhibit F.

(b) Notwithstanding Section 4.18(a), any Note Guarantee may provide by its terms that it will be automatically and unconditionally released and discharged under the circumstances described under Section 10.05.

Section 4.19. Additional Amounts.

(a) All payments by any Guarantor under a Note Guarantee will be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, assessment or other governmental charge of whatever nature, including penalties, interest and other liabilities related thereto, imposed, levied, collected, withheld or assessed by or on behalf of any taxing jurisdiction in which any Guarantor (including successor) is then incorporated or resident for tax purposes, any taxing jurisdiction from or through which any payment in respect of the Notes or under a Note Guarantee is made or any political subdivision thereof or therein (“Taxes”), unless such withholding or deduction is required by applicable law. If any such withholding or deduction is required by applicable law, the relevant Guarantor, as the case may be, will pay such additional amounts (“Additional Amounts”) as will result in receipt by the Holders of Notes of such amounts as would have been received by them had no such withholding or deduction (including any deduction or withholding in respect of payments of Additional Amounts) been required, except that no Additional Amounts will be payable with respect to a payment made to a Holder or Beneficial Owner of Notes for or in respect of:

(i) Taxes imposed as a result of any of the following circumstances:

(A) the existence of any present or former connection between such Holder or Beneficial Owner of Notes and the jurisdiction imposing such Tax (including without limitation, by virtue of the Holder or Beneficial Owner carrying on a business or having a place of business in such jurisdiction), other than merely receiving payments under such Note Guarantee or exercising or enforcing any rights thereunder;

(B) if the Notes are held in definitive registered form (“Definitive Registered Notes”) and the presentation of Definitive Registered Notes (where presentation is required) for payment had occurred after 30 days after the date of such payment was due and payable or was provided for, whichever is later, except for Additional Amounts with respect to Taxes that would have been imposed had the Holder presented the Note for payment within such 30-day period;

(ii) any estate, inheritance, gift, sales, transfer, personal property or similar Tax;

(iii) any Taxes, deduction or withholding imposed by reason of the failure of the Holder or Beneficial Owner of a Note to comply with certification, information or other reporting requirements after receiving a reasonable written advance request from the relevant Guarantor to so comply, if such compliance is required or imposed by a statute, treaty or regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from or reduction in all or part of such Taxes, deduction or withholding, in each case except where such Holder or Beneficial Owner is not legally able to so comply; or

(iv) withholding Taxes to the extent and not in excess of the amount that would have been withheld had the payment by a Guarantor been made by an Issuer.

(b) Any Guarantor who becomes obligated to pay Additional Amounts shall (i) make any such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. Such Guarantor shall make reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any taxes so deducted or withheld from the relevant taxing authority. The Issuers shall furnish to the Holders of the Notes, within 60 days after the date the payment of any Taxes so deducted or withheld is due pursuant to applicable law, either certified copies of tax receipts evidencing such payment or, if such receipts are not obtainable, other evidence of such payments.

(c) The Issuers and the Guarantors shall indemnify and hold harmless each Holder and, upon written request of any Holder (subject to the exclusions set forth in clauses (i) through (iv) of Section 4.19(a)), reimburse such Holder for the amount of (i) any such Taxes levied or imposed as a result of payments made under or with respect to the Note Guarantees (including payments under this clause (i)); and (ii) any Taxes so levied or imposed with respect to any reimbursement under clause (i) of this Section 4.19(c), so that the net amount received by such holder after such reimbursement will not be less than the net amount such Holder would have received if Taxes on such reimbursement had not been levied or imposed. Any payment pursuant to this Section 4.19(c) will be an Additional Amount.

(d) At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if any Guarantor shall be obligated to pay Additional Amounts with respect to such payment, such Guarantor shall deliver to the Trustee an Officers’ Certificate stating the fact that such Additional Amounts shall be payable and the amounts so payable and will set forth such other information necessary to enable the Paying Agent to pay such Additional Amounts to the Holders on the payment date. Whenever in this Indenture there is mentioned, in any context, the payment of amounts based upon the principal of, premium (if any), interest or Special Interest (if any) on, or any other amount payable under or with respect to any Note or Note Guarantee, such mention will be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(e) Any Guarantor who becomes obligated to pay Additional Amounts shall pay any stamp, issue, registration, documentary, value added or other similar taxes and other duties (including interest and penalties) (“Other Taxes”) with respect to enforcement of or payments in respect of a Note Guarantee, in respect of the creation, issue, offering, registration, execution or enforcement of the Note Guarantees, or any documentation with respect thereto and the Issuers and each Guarantor shall indemnify the holders for any Other Taxes paid by such Holders.

The foregoing obligations in this Section 4.19 shall survive any termination, defeasance or satisfaction and discharge of the Notes.

ARTICLE FIVE

SUCCESSORS

Section 5.01. Merger, Consolidation or Sale of Assets.

(a) The Issuers shall not, directly or indirectly: (i) consolidate or merge with or into another Person (whether or not the applicable Issuer is the surviving corporation) or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person or Persons, unless:

(A) either: (1) the applicable Issuer is the surviving corporation; or (2) the Person formed by or surviving such consolidation or merger (if other than the applicable Issuer) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made (a) is a corporation, limited liability company or partnership organized or existing under the laws of the United States, any state thereof or the District of Columbia (provided that if such Person is a limited liability company or partnership, a corporate Wholly Owned Restricted Subsidiary of such Person organized or existing under the laws of the United States, any state thereof or the District of Columbia, or a corporation of which such Person is a Wholly Owned Restricted Subsidiary organized or existing under the laws of the United States, any state thereof or the District of Columbia, is a co-issuer of the Notes or becomes a co-issuer of the Notes in connection therewith) and (b) assumes all the obligations of the applicable Issuer under the Notes, this Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

(B) immediately after giving effect to such transaction, no Event of Default exists;

(C) immediately after giving effect to such transaction on a pro forma basis, the applicable Issuer or the Person formed by or surviving any such consolidation or merger (if other than the applicable Issuer), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made, will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a); and

(D) each Guarantor, unless such Guarantor is the Person with which the applicable Issuer has entered into a transaction under this Section 5.01, shall have by amendment to its Note Guarantee confirmed that its Note Guarantee shall apply to the obligations of the Issuers or the surviving Person in accordance with the Notes and this Indenture.

(b) In addition, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, lease all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries considered as a whole, in one or more related transactions, to any other Person. Section 5.01(a)(C) shall not apply to any merger, consolidation or sale, assignment, lease, transfer, conveyance or other disposition of assets between or among the Company and any of its Restricted Subsidiaries.

Section 5.02. Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuers in accordance with Section 5.01, the successor Person formed by such consolidation or into or with which an Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Issuers” shall refer instead to the successor Person and not to the applicable Issuer), and may exercise every right and power of, the Issuers under this Indenture with the same effect as if such successor Person had been named as an Issuer herein; provided, however, that the predecessor Issuer shall not be relieved from the obligation to pay the principal of, and premium (if any), interest and Special Interest (if any) on, the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the Issuers’ assets that meets the requirements of Section 5.01.

ARTICLE SIX

DEFAULTS AND REMEDIES

Section 6.01. Events of Default.

(a) Each of the following is an “Event of Default”:

(i) default for 30 consecutive days in the payment when due of interest on, or Special Interest (if any) with respect to, the Notes;

(ii) default in payment when due (whether at maturity, upon acceleration, redemption or otherwise) of the principal of, or premium (if any) on, the Notes;

(iii) failure by the Company or any of its Restricted Subsidiaries to comply with Sections 4.10, 4.14, 5.01 or 10.04(a);

(iv) failure by the Company or any of its Restricted Subsidiaries for 60 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of Notes outstanding to comply with any of the other agreements in this Indenture;

(v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company, the Co-Issuer or any Significant Subsidiary of the Company (or any group of Restricted Subsidiaries of the Company that together would constitute a Significant Subsidiary of the Company) or the payment of which is guaranteed by the Company, the Co-Issuer or any Significant Subsidiary of the Company (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary of the Company) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(A) is caused by a failure to make any payment when due at the final maturity of such Indebtedness (a “Payment Default”); or

(B) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

(vi) failure by the Company, the Co-Issuer or any Significant Subsidiary of the Company (or any group of Restricted Subsidiaries of the Company that together would constitute a Significant Subsidiary of the Company) to pay final judgments aggregating in excess of $15.0 million (excluding amounts covered by insurance provided by a carrier that has acknowledged coverage in writing and has the ability to perform), which judgments are not paid, discharged or stayed for a period of 60 days;

(vii) the occurrence of any of the following:

(A) any Secured Debt Document is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, other than in accordance with the terms of the relevant Secured Debt Document and this Indenture; provided that it will not be an Event of Default under the provisions described in this clause (vii)(A) if the sole result of the failure of one or more Security Documents to be fully enforceable is that any Subordinated Lien purported to be granted under such Security Documents on Collateral ceases to be enforceable and perfected; or

(B) except as permitted by this Indenture, any Priority Lien purported to be granted under any Security Document on Collateral, individually or in the aggregate, having a fair market value in excess of $15.0 million ceases to be an enforceable and perfected first-priority Lien, subject only to Permitted Prior Liens; or

(C) the Issuers or any Guarantor, or any Person acting on behalf of any of them, denies or disaffirms, in writing, any obligation of the Issuers or any Guarantor set forth in or arising under any Secured Debt Document;

(viii) except as permitted by this Indenture, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee;

(ix) the Company, the Co-Issuer, any Guarantor or any Significant Subsidiary of the Company (or any Restricted Subsidiaries of the Company that together would constitute a Significant Subsidiary) pursuant to or within the meaning of Bankruptcy Law:

(A) commences a voluntary case,

(B) consents to the entry of an order for relief against it in an involuntary case,

(C) makes a general assignment for the benefit of its creditors, or

(D) generally is not paying its debts as they become due; and

(x) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company, the Co-Issuer, any Guarantor or any Restricted Subsidiary of the Company that is a Significant Subsidiary (or Restricted Subsidiaries of the Company that together would constitute a Significant Subsidiary), in an involuntary case; or

(B) appoints a custodian of the Company, the Co-Issuer, any Guarantor or any Restricted Subsidiary of the Company that is a Significant Subsidiary (or Restricted Subsidiaries of the Company that together would constitute a Significant Subsidiary) or for all or substantially all of the property of the Company, the Co-Issuer, any Guarantor or any Restricted Subsidiary of the Company that is a Significant Subsidiary (or Restricted Subsidiaries of the Company that together would constitute a Significant Subsidiary); or

(C) orders the liquidation of the Company, the Co-Issuer, any Guarantor or any Restricted Subsidiary of the Company that is a Significant Subsidiary (or Restricted Subsidiaries of the Company that together would constitute a Significant Subsidiary);

and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02. Acceleration.

In the case of an Event of Default specified in clause (ix) or (x) of Section 6.01(a), with respect to the Company, the Co-Issuer, any Guarantor or any Significant Subsidiary of the Company (or any Restricted Subsidiaries of the Company that together would constitute a Significant Subsidiary), all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Issuers specifying the Event of Default; provided, however, that so long as any Indebtedness permitted to be incurred pursuant to the ABL Credit Facility shall be outstanding, that acceleration shall not be effective until the earlier of (a) an acceleration of Indebtedness under the ABL Credit Facility; and (b) five Business Days after receipt by the Issuers and the agent under the ABL Credit Facility of written notice of such acceleration of the Notes. Upon the effectiveness of such declaration, such principal and interest shall be due and payable immediately. The Trustee shall have no obligation to accelerate the Notes if and so long as a committee of its Responsible Officers in good faith determines acceleration is not in the best interest of the Holders.

Section 6.03. Other Remedies.

(a) If an Event of Default occurs and is continuing, the Trustee may, subject to the Collateral Trust Agreement, pursue any available remedy to collect the payment of principal of, or premium (if any), interest, and Special Interest (if any) on, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

(b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04. Waiver of Past Defaults.

Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default and its consequences hereunder except a continuing Default or Event of Default in the payment of interest or Special Interest (if any) on, or the principal of, the Notes; provided, however, that the Holders of a majority in principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related Payment Default that resulted from such acceleration.

The Issuers shall deliver to the Trustee an Officers’ Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Issuers, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively. This Section 6.04 shall be in lieu of TIA § 316(a)(1)(B) and § 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05. Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes. In case an Event of Default shall occur (which shall not be cured), the Trustee shall be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of its own affairs under the circumstances. Notwithstanding any provision to the contrary in this Indenture, the Trustee is under no obligation to exercise any of its rights or powers under or in connection with this Indenture unless the Trustee shall have received indemnity, security or pre-funding to its satisfaction, against any loss, liability or expense.

Section 6.06. Limitation on Suits.

(a) A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

(i) the Holder gives to the Trustee written notice of a continuing Event of Default;

(ii) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(iii) such Holder or Holders offer the Trustee and the Trustee shall have received, if requested, reasonable security, pre-funding or indemnity satisfactory to the Trustee against any costs, loss, liability or expense;

(iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(v) during such 60-day period, the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction that is inconsistent with such request.

(b) A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of Notes or other Priority Lien Debt.

Section 6.07. Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of, premium (if any), interest and Special Interest (if any) on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes shall not be impaired or affected without the consent of the Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 6.08. Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a)(i) or (a)(ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, or premium (if any), interest, and Special Interest (if any) remaining unpaid on, the Notes and interest on overdue principal and premium (if any), and, to the extent lawful, interest and Special Interest (if any) and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09. Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers or any Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities.

(a) If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

FIRST: to the Trustee, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

SECOND: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium (if any), interest and Special Interest (if any), ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium (if any), interest, and Special Interest (if any), respectively; and

THIRD: to the Issuers or to such party as a court of competent jurisdiction shall direct.

(b) The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07, or a suit by Holders of more than ten percent in principal amount of the then outstanding Notes.

Section 6.12. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE SEVEN

TRUSTEE

Section 7.01. Duties of Trustee.

Except to the extent, if any, provided otherwise in the TIA (as from time to time in effect):

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee (it being agreed that the permissive right of the Trustee to take actions enumerated in this Indenture shall not be construed as a duty); and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee and the Trustee shall have received, if requested, security, pre-funding and/or indemnity satisfactory to it against any loss, costs, liability or expense that might be incurred by it in connection with the request or direction.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers.

Section 7.02. Certain Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee and the Trustee shall have received, if requested, security, pre-funding and/or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of such Default or Event of Default, as the case may be, is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes.

(h) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Notes at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney, at the expense of the Issuers and shall incur no liability of any kind by reason of such inquiry or investigation.

(k) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God, earthquakes, fire, flood, terrorism, wars and other military disturbances, sabotage, epidemics, riots, loss or malfunction of utilities, computer (hardware or software) or communication services, strikes or similar labor disputes, acts of civil or military authorities and governmental action.

Section 7.03. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may become a creditor of, or otherwise deal with, the Issuers or any of their Affiliates with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest as described in the TIA (as in effect at such time), it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11.

Section 7.04. Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05. Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if the Trustee has or is deemed to have notice thereof pursuant to Section 7.02(g), the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default relating to the payment of principal of, or premium (if any), interest or Special Interest (if any) on, any Note, the Trustee may withhold from the Holders of the Notes notice of any Default or Event of Default if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06. Reports by Trustee to Holders of the Notes.

(a) Within 60 days after each May 15 beginning with the May 15 following the Issue Date, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA § 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA § 313(c).

(b) A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Issuers and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Issuers shall promptly notify the Trustee when the Notes are listed on any stock exchange or any delisting thereof.

Section 7.07. Compensation and Indemnity.

(a) The Issuers, jointly and severally, shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder in accordance with a written schedule provided by the Trustee to the Issuers and/or as otherwise agreed from time to time in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers, jointly and severally, shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses (including costs of collection) incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b) The Issuers and the Guarantors, jointly and severally, shall indemnify the Trustee for and hold the Trustee harmless against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance, administration and performance of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against either of the Issuers or any Guarantor (including this Section 7.07) and defending itself against any claim (whether asserted by either of the Issuers, any Guarantor or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence or willful misconduct. The Trustee shall notify the Issuers and/or the Guarantors, as the case may be, promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers and/or the Guarantors, as the case may be, shall not relieve the applicable Issuers or Guarantors of their obligations hereunder unless and to the extent the failure to notify the Issuers and/or the Guarantors materially impairs any Issuer’s or Guarantor’s ability to defend such claim. The Issuers and the Guarantors shall defend the claim and the Trustee may retain separate counsel (at the expense of the Issuers and the Guarantors). The Issuers and the Guarantors need not pay for any settlement made without their consent.

(c) The obligations of the Issuers and the Guarantors under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and resignation of removal of the Trustee.

(d) To secure the Issuers’ and the Guarantors’ payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee.

(e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(ix) and (x) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f) The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 7.08. Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

(i) the Trustee fails to comply with Section 7.10;

(ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii) a custodian or public officer takes charge of the Trustee or its property; or

(iv) the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ and the Guarantors’ obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09. Successor Trustee by Merger, Etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall be the successor Trustee.

Section 7.10. Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust powers, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).

Section 7.11. Preferential Collection of Claims Against Company.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE EIGHT

DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuers may, at the option of their Board of Directors evidenced by a Board Resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.02 or 8.03 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

Section 8.02. Legal Defeasance and Discharge.

Upon the Issuers’ exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to all outstanding Notes and all obligations of the Guarantors shall be deemed to have been discharged with respect to their obligations under the Note Guarantees on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuers and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and Note Guarantees, respectively, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (a) and (b) of this Section 8.01, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04, and as more fully set forth in such Section, payments in respect of the principal of, or premium (if any), interest and Special Interest (if any) on, such Notes when such payments are due, (b) the Issuers’ obligations with respect to such Notes under Article Two concerning issuing temporary Notes, registration of Notes and mutilated, destroyed, lost or stolen Notes and the Issuers’ obligations under Section 4.02, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers’ and the Guarantors’ obligations in connection therewith and (d) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

Section 8.03. Covenant Defeasance.

Upon the Issuers’ exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuers and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Sections 3.08, 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 5.01 and 10.04 with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuers and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuers’ exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(a)(iii) through (viii) shall not constitute Events of Default.

Section 8.04. Conditions to Legal or Covenant Defeasance.

(a) The following shall be the conditions to the application of either Section 8.02 or 8.03 to the outstanding Notes:

(i) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or premium (if any), interest and Special Interest (if any) on, the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(ii) in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(iii) in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(iv) no Default or Event of Default shall have occurred and be continuing either: (A) on the date of such deposit; or (B) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 123rd day after the date of deposit;

(v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(vi) the Issuers must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of Notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others;

(vii) if the Notes are to be redeemed prior to their Stated Maturity, the Issuers must deliver to the Trustee irrevocable instructions to redeem all of the Notes on the specified redemption date; and

(viii) the Issuers must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05. Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

(a) Subject to Section 8.06, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium (if any), interest and Special Interest (if any), but such money need not be segregated from other funds except to the extent required by law.

(b) The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

(c) Notwithstanding anything to the contrary in this Article Eight, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any money or non-callable Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06. Repayment to the Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium (if any), interest or Special Interest (if any) on, any Note and remaining unclaimed for two years after such principal, premium (if any), interest or Special Interest (if any) has become due and payable shall be paid to the Issuers on its request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the reasonable expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuers.

Section 8.07. Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ and the Guarantors’ obligations under this Indenture, the Notes and the Note Guaranties shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 and, in the case of a Legal Defeasance, the Guarantors’ obligations under their respective Note Guarantees shall be revised and reinstated as though no deposit had occurred pursuant to Section 8.02, in each case until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Issuers make any payment of principal of, or premium (if any), interest or Special Interest (if any) on, any Note following the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE NINE

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01. Without Consent of Holders of Notes.

(a) Notwithstanding Section 9.02, the Issuers, the Guarantors, and the Trustee may amend or supplement this Indenture, the Notes or the Note Guarantees without the consent of any Holder of a Note:

(i) to cure any ambiguity, defect or inconsistency;

(ii) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(iii) to provide for the assumption of either of the Issuers’ or any Guarantor’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of such Issuer’s or such Guarantor’s assets;

(iv) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture of any such Holder;

(v) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(vi) to comply with Section 4.18;

(vii) to conform the text of this Indenture, the Notes or the Note Guarantees to any provision of the section of the Offering Circular entitled “Description of Notes” to the extent that such provision in the “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Notes, the Note Guarantees or the Security Documents;

(viii) to evidence and provide for the acceptance of appointment by a successor Trustee (provided that the successor Trustee is otherwise qualified and eligible to act as such under this Indenture or to provide for a successor or replacement Collateral Trustee under the Security Documents);

(ix) to provide for the issuance of Additional Notes in accordance with this Indenture;

(x) to make, complete or confirm any grant of Collateral permitted or required by this Indenture or any of the Security Documents or any release, termination or discharge of Collateral that becomes effective as set forth in this Indenture or any of the Security Documents; or

(xi) to grant any Lien for the benefit of the Holders of the Notes.

(b) Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of any documents requested under Section 7.02(b), the Trustee shall join with the Issuers and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02. With Consent of Holders of Notes.

(a) Except as otherwise provided in this Section 9.02 (including, without limitation, clause (b) of this Section 9.02), the Issuers, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Note Guarantees with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default or compliance with any provision of this Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

(b) The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any amendment or supplement to this Indenture. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that, unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

(c) Upon the request of the Issuers accompanied by a Board Resolution authorizing the execution of any such amendment or supplement to this Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02(b), the Trustee shall join with the Issuers and the Guarantors in the execution of such amendment or supplement unless such amendment or supplement directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amendment or supplement.

(d) It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

(e) After an amendment, supplement or waiver under this Article Nine becomes effective, the Issuers shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver. Subject to Sections 6.04, 6.07 and 9.02(f), the Holders of a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) may waive compliance in a particular instance by the Company with any provision of this Indenture, the Notes or the Note Guarantees. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(ii) reduce the principal of or change the Stated Maturity of any Note or alter the provisions, or waive any payment, with respect to the redemption of the Notes other than provisions relating to Sections 4.10 and 4.14 (except to the extent provided in clause (ix) of this Section 9.02(e));

(iii) reduce the rate of or change the time for payment of interest on any Note;

(iv) waive a Default or Event of Default in the payment of principal of, or premium (if any), interest or Special Interest (if any) on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(v) make any Note payable in money other than U.S. dollars;

(vi) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or premium (if any), interest or Special Interest (if any) on, the Notes;

(vii) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture;

(viii) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes or the Note Guarantees;

(ix) amend, change or modify the obligation of the Issuers to make and consummate an Asset Sale Offer with respect to any Asset Sale in accordance with Section 4.10 after the obligation to make such Asset Sale Offer has arisen, or the obligation of the Issuers to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with Section 4.14 after such Change of Control has occurred, including, in each case, amending, changing or modifying any definition relating thereto;

(x) except as otherwise permitted under Sections 4.18 and 5.01, consent to the assignment or transfer by the Issuers or any Guarantor of any of their rights or obligations under this Indenture; or

(xi) make any change in the preceding amendment and waiver provisions.

(f) Any amendment to, or waiver of, the provisions of this Indenture or any Security Document that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes will require the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding (but only to the extent any such consent is required under the Collateral Trust Agreement).

Section 9.03. Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall be set forth in a document that complies with the TIA as then in effect.

Section 9.04. Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05. Notation on or Exchange of Notes.

(a) The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

(b) Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06. Trustee to Sign Amendments, Etc.

The Trustee shall sign any amendment or supplement to this Indenture or any Note authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuers may not sign an amendment or supplemental Indenture or Note until the Board of Directors of the Company approves it. In executing any amendment or supplement or Note, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amendment or supplement is authorized or permitted by this Indenture.

ARTICLE TEN

NOTE GUARANTEES

Section 10.01. Guarantee.

(a) Subject to this Article Ten, each of the Guarantors hereby jointly and severally, fully and unconditionally, guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that:

(i) the principal of, premium (if any), interest and Special Interest (if any) on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium (if any), interest and Special Interest (if any) on, the Notes, if lawful (subject in all cases to any applicable grace period provided herein), and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full, all in accordance with the terms hereof and thereof; and

(ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantors hereby agree that, to the maximum extent permitted under applicable law, their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Subject to Section 6.06, each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of either of the Issuers, any right to require a proceeding first against either of the Issuers, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either of the Issuers or any Guarantor, any amount paid by any of them to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(d) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 10.02. Limitation on Guarantor Liability.

Each US Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such US Guarantor not constitute (i) a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to its Note Guarantee or (ii) an unlawful distribution under any applicable state law prohibiting shareholder distributions by an insolvent subsidiary to the extent applicable to its Note Guarantee. Each UK Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such UK Guarantor not constitute a transaction at an undervalue or preference under the Insolvency Act of 1986. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article Ten, result in the obligations of such Guarantor under its Note Guarantee not constituting, in the case of the US Guarantors, a fraudulent transfer or conveyance or such an unlawful shareholder distribution or, in the case of the UK Guarantors, a transaction at an undervalue or preference.

Section 10.03. Execution and Delivery of Note Guarantee.

(a) To evidence its Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit E shall be endorsed by an Officer of such Guarantor by manual or facsimile signature on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by one of its Officers.

(b) Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

(c) If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee shall be valid nevertheless.

(d) The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

(e) In the event that the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary (other than an Excluded Subsidiary) on or after the Issue Date, if required by Section 4.18, the Company shall cause such Domestic Subsidiary to become a Guarantor in accordance with Section 4.18 and this Article Ten, to the extent applicable.

Section 10.04. Guarantors May Consolidate, Etc., on Certain Terms.

(a) A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Issuers or another Guarantor, unless:

(i) immediately after giving effect to such transaction, no Default or Event of Default exists; and

(ii) either:

(A) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) (1) is organized or existing under the laws of the United States, any state thereof or the District of Columbia (provided that this Section 10.04(a)(ii)(A)(1) shall not apply if such Guarantor is organized under the laws of a jurisdiction other than the United States, any state thereof or the District of Columbia) and (2) assumes all the obligations of such Guarantor under this Indenture, its Note Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture reasonably satisfactory to the Trustee; or

(B) such sale or other disposition or consolidation or merger complies with Section 4.10.

(b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by a Guarantor, such successor Person shall succeed to and be substituted for a Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the Issue Date.

(c) Except as set forth in Article Five, and notwithstanding clauses (i) and (ii) of Section 10.04(a), nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into either of the Issuers or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to either of the Issuers or another Guarantor.

Section 10.05. Release of Guarantor.

(a) Any Guarantor will be released and relieved of any obligations under its Note Guarantee:

(i) in connection with any sale or other disposition of Capital Stock of such Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, such that, immediately after giving effect to such transaction, such Guarantor would no longer constitute a Subsidiary of the Company, if the sale of such Capital Stock of that Guarantor complies with Section 4.10 and Section 4.07;

(ii) if the Company properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary under this Indenture; or

(iii) solely in the case of a Note Guarantee created pursuant to the second sentence of Section 4.18(a), upon the release or discharge of the Guarantee which resulted in the creation of such Note Guarantee pursuant to Section 4.18(a), except a discharge or release by or as a result of payment under such Guarantee.

Upon delivery by the Issuers to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that one of the foregoing requirements has been satisfied and the conditions to the release of a Guarantor under this Section 10.05 have been met, the Trustee shall execute any documents reasonably required in order to evidence the release of such Guarantor from its obligations under its Note Guarantee.

(b) Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 10.05 shall remain liable for the full amount of principal of, and premium (if any), interest and Special Interest (if any) on, the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article Ten.

ARTICLE ELEVEN

SATISFACTION AND DISCHARGE

Section 11.01. Satisfaction and Discharge.

(a) This Indenture shall be discharged and shall cease to be of further effect as to all Notes issued hereunder, when:

(i) either:

(A) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuers) have been delivered to the Trustee for cancellation; or

(B) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Issuers or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium (if any) and Special Interest (if any) and accrued interest to the date of maturity or redemption;

(ii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuers or any Guarantor is a party or by which the Issuers or any Guarantor is bound;

(iii) either of the Issuers or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(iv) the Issuers have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuers must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

(b) Notwithstanding the above, the Trustee shall pay to the Issuers from time to time upon its request any cash or Government Securities held by it as provided in this Section 11.01 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect a satisfaction and discharge under this Article Eleven.

(c) After the conditions to discharge contained in this Article Eleven have been satisfied, and the Issuers have paid or caused to be paid all other sums payable hereunder by the Issuers, and delivered to the Trustee an Officers’ Certificate and Opinion of Counsel, each stating that all conditions precedent to satisfaction and discharge have been satisfied, the Trustee upon written request shall acknowledge in writing the discharge of the obligations of the Issuers and the Guarantors under this Indenture (except for those surviving obligations specified in this Section 11.01).

Section 11.02. Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 11.03, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 11.01 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal of, and premium (if any), interest and Special Interest (if any) on, the Notes, but such money need not be segregated from other funds except to the extent required by law.

Section 11.03. Repayment to the Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, or premium (if any), interest or Special Interest (if any) on, any Note and remaining unclaimed for two years after such principal of, or premium (if any), interest or Special Interest (if any) on, the Notes has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuers.

ARTICLE TWELVE

COLLATERAL AND SECURITY

Section 12.01. Security Interest.

The due and punctual payment of the principal of, premium (if any), interest and Special Interest (if any) on, the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium (if any), interest and Special Interest (if any) on, the Notes and performance of all other obligations of the Issuers and the Guarantors to the Holders of Notes or the Trustee and the Notes (including, without limitation, the Note Guarantees), according to the terms hereunder or thereunder, are secured as provided in the Security Documents. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and appoints U.S. Bank National Association as the Trustee and as the Collateral Trustee, the Trustee hereby authorizes and appoints U.S. Bank National Association as Collateral Trustee and each Holder of Notes and the Trustee direct the Collateral Trustee to enter into the Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. Each of the Issuers and the Guarantors consents and agrees to be bound by the terms of the Security Documents, as the same may be in effect from time to time, and agrees to perform its obligations thereunder in accordance therewith. The Issuers will deliver to the Trustee copies of all documents delivered to the Collateral Trustee pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be required by the provisions of the Security Documents, to assure and confirm to the Collateral Trustee the security interest in the Collateral contemplated by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes. The Company will take, and will cause its Subsidiaries to take, any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the Priority Lien Obligations and any Subordinated Lien Obligations, a valid and enforceable perfected Lien in and on all the Collateral in favor of the Collateral Trustee for the benefit of the Holders of Notes, holders of other Priority Lien Obligations and any holders of Subordinated Lien Obligations, to the extent required by, and with the Lien priority required under, the Secured Debt Documents.

Section 12.02. Intercreditor Agreement.

This Article Twelve and the provisions of each other Security Document are subject to the terms, conditions and benefits set forth in the Intercreditor Agreement. Each of the Issuers and each Guarantor consents to, and agrees to be bound by, the terms of the Intercreditor Agreement, as the same may be in effect from time to time, and to perform its obligations thereunder in accordance with the terms therewith.

Section 12.03. Collateral Trust Agreement.

This Article Twelve and the provisions of each other Security Document are subject to the terms, conditions and benefits set forth in the Collateral Trust Agreement. Each of the Issuers and each Guarantor consents to, and agrees to be bound by, the terms of the Collateral Trust Agreement, as the same may be in effect from time to time, and to perform its obligations thereunder in accordance with the terms therewith.

Section 12.04. Equal and Ratable Sharing of Collateral by Holders of Priority Lien Debt.

(a) Notwithstanding:

(i) anything to the contrary contained in the Security Documents;

(ii) the time of incurrence of any Series of Priority Lien Debt;

(iii) the order or method of attachment or perfection of any Liens securing any Series of Priority Lien Debt;

(iv) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Liens securing any Series of Priority Lien Debt;

(v) the time of taking possession or control over any Liens securing any Series of Priority Lien Debt;

(vi) that any Priority Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or

(vii) the rules for determining priority under any law governing relative priorities of Liens,

all Priority Liens granted at any time by either of the Issuers or any Guarantor will secure, equally and ratably, all present and future Priority Lien Obligations.

This Section 12.04(a) is intended for the benefit of, and shall be enforceable by, each present and future holder of Priority Lien Obligations, each present and future Priority Lien Representative and the Collateral Trustee, as holder of Priority Liens, in each case, as a third party beneficiary. No other Person shall be entitled to rely on, have the benefit of or enforce those provisions.

(b) The Priority Lien Representative of each future Series of Priority Lien Debt will be required to deliver a Lien Sharing and Priority Confirmation to the Collateral Trustee and the Trustee at the time of incurrence of such Series of Priority Lien Debt.

Section 12.05. Ranking of Priority Liens.

(a) The Subordinated Lien Documents, if any, shall provide that, notwithstanding

(i) anything to the contrary contained in the Security Documents;

(ii) the time of incurrence of any Series of Secured Debt;

(iii) the order or method of attachment or perfection of any Liens securing any Series of Secured Debt;

(iv) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Lien upon any Collateral;

(v) the time of taking possession or control over any Collateral;

(vi) that any Priority Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or

(vii) the rules for determining priority under any law governing relative priorities of Liens,

all Subordinated Liens at any time granted by either of the Issuers or any Guarantor will be subject and subordinate to all Priority Liens securing Priority Lien Obligations and all Liens securing ABL Debt Obligations.

(b) The Subordinated Lien Documents, if any, shall provide that clauses (i) through (vii) of Section 12.05(a) are intended for the benefit of, and will be enforceable by, each present and future holder of Priority Lien Obligations and ABL Debt Obligations, each present and future Priority Lien Representative, the ABL Collateral Agent or other representative with respect to any ABL Debt Obligations and the Collateral Trustee as holder of Priority Liens, in each case, as a third party beneficiary.

(c) The Subordinated Lien Representative of each future Series of Subordinated Lien Debt will be required to deliver a Lien Sharing and Priority Confirmation to the Collateral Trustee, the ABL Collateral Agent or other representative with respect to any ABL Debt Obligations and each Priority Lien Representative at the time of incurrence of such Series of Subordinated Lien Debt.

Section 12.06. Release of Liens in Respect of Notes.

The Collateral Trustee’s Liens upon the Collateral will no longer secure the Notes outstanding under this Indenture or any other Obligations under this Indenture, and the right of the Holders of the Notes and holders of such other Obligations to the benefits and proceeds of the Collateral Trustee’s Liens on the Collateral will terminate and be discharged:

(1) upon satisfaction and discharge of this Indenture in accordance with Article Eleven;

(2) upon a Legal Defeasance or Covenant Defeasance of the Notes in accordance with Article Eight;

(3) upon payment in full and discharge of all Notes outstanding under this Indenture and all Obligations that are outstanding, due and payable under this Indenture at the time the Notes are paid in full and discharged;

(4) in whole or in part, with the consent of the Holders of the requisite percentage of Notes in accordance with Article Nine; and

(5) if and to the extent required by Section 2.05 of the Intercreditor Agreement.

In addition, the Collateral Trustee’s Liens on the Collateral will be released upon the terms and subject to the conditions set forth in Section 4.1 of the Collateral Trust Agreement.

Section 12.07. Relative Rights.

Nothing in the Note Documents shall:

(a) impair, as between the Issuers and the Holders of the Notes, the obligation of the Issuers to pay principal, interest, premium (if any), or Special Interest (if any) on the Notes in accordance with their terms or any other obligation of the Issuers or any Guarantor under the Note Documents;

(b) affect the relative rights of Holders of Notes as against any other creditors of the Issuers or any Guarantor (other than holders of Subordinated Liens, Liens securing ABL Debt Obligations, Permitted Prior Liens or other Priority Liens);

(c) restrict the right of any Holder of Notes to sue for payments that are then due and owing (but not the right to enforce any judgment in respect thereof against any Collateral to the extent specifically prohibited by Sections 2.02, 2.04 or 2.06 of the Intercreditor Agreement or Sections 2.8 or 3.3 of the Collateral Trust Agreement);

(d) restrict or prevent any Holder of Notes or holder of other Priority Lien Obligations, the Collateral Trustee or any other person from exercising any of its rights or remedies upon a Default or Event of Default not specifically restricted or prohibited by Section 2.02, 2.03, 2.04, 2.06 or 2.14 of the Intercreditor Agreement or Section 2.8 or 3.3 of the Collateral Trust Agreement; or

(e) restrict or prevent any Holder of Notes or holder of other Priority Lien Obligations, the Trustee, the Collateral Trustee or any other person from taking any lawful action in an Insolvency or Liquidation Proceeding not specifically restricted or prohibited by Section 2.02, 2.03, 2.04, 2.06 or 2.14 of the Intercreditor Agreement or Section 2.8 or 3.3 of the Collateral Trust Agreement.

Section 12.08. Compliance with the Trust Indenture Act.

The Issuers shall comply with the provisions of TIA §314. To the extent applicable, the Issuers shall cause TIA §313(b), relating to reports, and TIA §314(d), relating to the release of property or securities or relating to the substitution therefor of any property or securities to be subjected to the Lien of the Security Documents, to be complied with. Any certificate or opinion required by TIA §314(d) may be made by an Officer of the Issuers except in cases where TIA §314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or reasonably satisfactory to the Trustee; provided that the Issuers will not be required to comply with all or any portion of TIA §314(d) if the Issuers determine, in good faith, that under the terms of TIA §314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of TIA §314(d) is inapplicable to released Collateral.

Section 12.09. Collateral Trustee.

(a) The Collateral Trustee will hold (directly or through co-trustees or agents) and is directed by each Holder of the Notes to so hold, and will be entitled to enforce on behalf of the holders of Priority Lien Obligations and Subordinated Lien Obligations (if any) all Liens on the Collateral created by the Security Documents for their benefit, subject to the provisions of the Intercreditor Agreement.

(b) Neither the Issuers or any of their Affiliates nor any Secured Debt Representative may serve as Collateral Trustee; provided that the Trustee may serve as Collateral Trustee if the Notes are the only Priority Lien Obligations or Subordinated Lien Obligations outstanding (other than Hedging Obligations).

(c) Except as provided in the Collateral Trust Agreement or as directed by an Act of Required Debtholders in accordance with the Collateral Trust Agreement, the Collateral Trustee will not be obligated:

(i) to act upon directions purported to be delivered to it by any Person;

(ii) to foreclose upon or otherwise enforce any Lien; or

(iii) to take any other action whatsoever with regard to any or all of the Security Documents, the Liens created thereby or the Collateral.

Section 12.10. Further Assurances; Insurance.

(a) Each of the Issuers and each Guarantor shall do or cause to be done all acts and things that may be reasonably required, or that the Collateral Trustee from time to time may reasonably request, to assure and confirm that the Collateral Trustee holds, for the benefit of the holders of Secured Obligations, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets that are acquired or otherwise become Collateral after the Notes are issued), in each case, as contemplated by, and with the Lien priority required under, the Secured Debt Documents.

(b) Upon the reasonable request of the Collateral Trustee or any Secured Debt Representative at any time and from time to time, each of the Issuers and each of the Guarantors shall promptly execute, acknowledge and deliver such Security Documents, instruments, certificates, notices and other documents, and take such other actions as may be reasonably required, or that the Collateral Trustee may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Secured Debt Documents for the benefit of the holders of Secured Obligations.

(c) The Issuers and the Guarantors are required to:

(i) keep their properties adequately insured at all times by financially sound and reputable insurers;

(ii) maintain such other insurance, to such extent and against such risks (and with such deductibles, retentions and exclusions), including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by them;

(iii) maintain such other insurance as may be required by applicable law; and

(iv) maintain such other insurance as may be required by the Security Documents.

(d) Upon the request of the Collateral Trustee, the Issuers and the Guarantors will furnish to the Collateral Trustee full information as to their property and liability insurance carriers. Holders of Secured Obligations, as a class, will be named as additional insureds on all insurance policies of the Issuers and the Guarantors, and the Collateral Trustee will be named as loss payee as its interests may appear, with 30 days’ notice of cancellation or material change, on all property and casualty insurance policies of the Issuers and the Guarantors.

(e) Upon reasonable request by the Collateral Trustee, the Issuers shall, within a reasonable amount of time after receipt of such request, use their commercially reasonable efforts (i) to correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Collateral Trustee, may reasonably require from time to time in order to carry out more effectively the purposes of the Security Documents.

(f) The Issuers and the Guarantors agree to be bound by the provisions of Sections 10 and 24 of the Security Agreement.

ARTICLE THIRTEEN

MISCELLANEOUS

Section 13.01. Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties shall control.

Section 13.02. Notices.

(a) Any notice or communication by the Issuers or any Guarantor, on the one hand, or the Trustee, on the other hand, to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuers and/or any Guarantor:

Solo Cup Company

1700 Old Deerfield Road

Highland Park, Illinois 60035

Facsimile: (847) 831-5849

Attention: Chief Financial Officer

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

155 North Wacker Drive

Chicago, Illinois 60606

Facsimile: (312) 407-0411

Attention: Brian W. Duwe, Esq.

and

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue, Suite 3400

Los Angeles, California 90071

Facsimile: (213) 687-5600

Attention: Gregg A. Noel, Esq.

If to the Trustee:

U.S. Bank National Association

Corporate Trust Services

EP-MN-WS3C

60 Livingston Avenue

St. Paul, Minnesota 55107

Facsimile: (651) 495-8097

Attention: Raymond S. Haverstock

(b) Each of the Issuers, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

(c) All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

(d) Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(e) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance on such waiver.

(f) In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

(g) If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(h) If the Issuers mail a notice or communication to Holders, they shall mail a copy to the Trustee and each Agent at the same time.

Section 13.03. Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and any other Person shall have the protection of TIA § 312(c).

Section 13.04. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:

(i) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05) stating that, in the opinion of such counsel (who may rely upon an Officers’ Certificate as to matters of fact), all such conditions precedent and covenants have been satisfied.

Section 13.05. Statements Required in Certificate or Opinion.

(a) Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(i) a statement that the Person making such certificate or opinion has read such covenant or condition;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 13.06. Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of either of the Issuers or any Guarantor, as such, shall have any liability for any obligations of the Issuers or the Guarantors under the Notes, this Indenture, the Note Guarantees, the Note Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release under this Section 13.07 are part of the consideration for issuance of the Notes and the Note Guarantees. Such waiver and release may not, however, be effective to waive liabilities under the U.S. federal securities laws.

Section 13.08. Governing Law.

THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES.

Section 13.09. Consent to Jurisdiction.

Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court has been brought in an inconvenient forum.

Section 13.10. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or any of its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.11. Successors.

All agreements of the Issuers in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind such Guarantor’s successors, except as otherwise provided in Article Ten.

Section 13.12. Severability.

In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.13. Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.14. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuers. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuers if made in the manner provided in this Section 13.14.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness, notary or officer the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) Notwithstanding anything to the contrary contained in this Section 13.14, the principal amount and serial numbers of Notes held by any Holder, and the date of holding the same, shall be proved by the register of the Notes maintained by the Registrar as provided in Section 2.04.

(d) If the Issuers shall solicit from the Holders of the Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuers may, at their option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuers shall have no obligation to do so. Notwithstanding TIA § 316(c), such record date shall be the record date specified in or pursuant to such resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith or the date of the most recent list of Holders forwarded to the Trustee prior to such solicitation pursuant to

Section 2.06 and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the then outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the then outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than 11 months after the record date.

(e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration or transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuers in reliance thereon, whether or not notation of such action is made upon such Note.

(f) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so itself with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

Section 13.15. Benefit of Indenture.

Nothing in this Indenture, the Notes or the Note Guarantees, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Registrar and its successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 13.16. Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Indenture as of the date first written above.

ISSUERS:

SOLO CUP COMPANY,
a Delaware corporation

By:	/s/ Robert M. Korzenski
Name:	Robert M. Korzenski
Title:	President & CEO

SOLO CUP OPERATING CORPORATION,
a Delaware corporation

By:	/s/ Robert D. Koney, Jr.
Name:	Robert D. Koney, Jr.
Title:	EVP & CFO

GUARANTORS:

SOLO MANUFACTURING LLC,
a Delaware limited liability company

By:	/s/ Richard Hernke
Name:	Richard Hernke
Title:	Treasurer

P. R. SOLO CUP, INC.,
an Illinois corporation

By:	/s/ Jan Stern Reed
Name:	Jan Stern Reed
Title:	VP & Secretary

SF HOLDINGS GROUP, INC.,
a Delaware corporation

By:	/s/ Richard Hernke
Name:	Richard Hernke
Title:	Treasurer

LILY-CANADA HOLDING CORPORATION,
a Delaware corporation

By:	/s/ Jan Stern Reed
Name:	Jan Stern Reed
Title:	Vice President & Secretary

SOLO CUP OWINGS MILLS HOLDINGS,
a Delaware statutory trust

By:	Solo Cup Operating Corporation,
a Delaware corporation
Its:	Sole Beneficial Owner

By:	/s/ Jan Stern Reed
Name:	Jan Stern Reed
Title:	EVP - HR, General Counsel & Secretary

SOLO CUP (UK) LIMITED,
a company organized under the laws of England and Wales

By:	/s/ Richard Hernke
Name:	Richard Hernke
Title:	Director

INSULPAK HOLDINGS LIMITED,
a company organized under the laws of England and Wales

By:	/s/ Robert M. Korzenski
Name:	Robert M. Korzenski
Title:	Director

SOLO CUP EUROPE LIMITED,
a company organized under the laws of England and Wales

By:	/s/ Richard Hernke
Name:	Richard Hernke
Title:	Director

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Raymond S. Haverstock
Name:	Raymond S. Haverstock
Title:	Vice President

EXHIBIT A

[Face of Note]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH TRANSACTION PURSUANT TO THIS CLAUSE (2) PRIOR TO THE END OF THE 40 DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

[Additional language for Regulation S Note to be inserted as applicable]

THE RIGHTS ATTACHING TO THIS REGULATION S GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

[Additional language for Notes issued with original issue discount to be inserted as applicable]

EXHIBIT A

FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, THE ISSUE PRICE IS $        , THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $        , THE ISSUE DATE IS                 , 200   AND THE YIELD TO MATURITY IS     % PER ANNUM.

EXHIBIT A

[Face of Note]

CUSIP No.

ISIN No.

No.	**$ **

SOLO CUP COMPANY

SOLO CUP OPERATING CORPORATION

10.5% Senior Secured Notes due 2013

Issue Date:             , 20

Solo Cup Company, a Delaware corporation (the “Company”), and Solo Cup Operating Corporation, a Delaware corporation (the “Co-Issuer” and together with the Company, collectively, the “Issuers” which term includes any successor to the Company or the Co-Issuer under the Indenture hereinafter referred to), for value received, promise to pay to CEDE & CO., or its registered assigns, the principal sum of $         on November 1, 2013.

Interest Payment Dates: May 1 and November 1, commencing [November 1, 2009]1.

Record Dates: April 15 and October 15.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[SIGNATURE PAGE FOLLOWS]

[Attach Notation of Guarantee for each Guarantor]

[1]	Applicable to Initial Notes only.

EXHIBIT A

IN WITNESS WHEREOF, the Issuers have caused this Note to be signed manually or by facsimile by its duly authorized officer as of the date first written above.

ISSUERS:

SOLO CUP COMPANY,
a Delaware corporation

By:
Name:
Title:

SOLO CUP OPERATING CORPORATION,
a Delaware corporation

By:
Name:
Title:

EXHIBIT A

[Trustee’s Certificate of Authentication]

This is one of the 10.5% Senior Secured Notes due 2013 described in the within-mentioned Indenture.

Dated:                 , 20

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

By:
Authorized Signatory

EXHIBIT A

[Reverse Side of Note]

SOLO CUP COMPANY

SOLO CUP OPERATING CORPORATION

10.5% Senior Secured Notes due 2013

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Interest. The Issuers promise to pay interest on the principal amount of this Note at 10.5% per annum from the date hereof until maturity [and shall pay the Special Interest (if any) payable pursuant to Section 2 of the Registration Rights Agreement referred to below]2. The Issuers shall pay interest and Special Interest (if any) semi-annually in arrears on May 1 and November 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that, if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be November 1, 2009. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest (if any) (without regard to any applicable grace period) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment. The Issuers shall pay interest on the Notes (except defaulted interest) and Special Interest (if any) to the Persons who are registered Holders of Notes at the close of business on the April 15 or October 15 immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. If a Holder has given wire transfer instructions to the Issuers, the Issuers shall pay all principal of, and premium (if any), interest and Special Interest (if any) on, that Holder’s Notes in accordance with those instructions. All other payments on Notes shall be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Issuers elect to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

[2]	Applicable to Initial Notes only.

EXHIBIT A

3. Paying Agent and Registrar. Initially, the Trustee under the Indenture shall act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without prior notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4. Indenture. The Issuers issued the Notes under an Indenture, dated as of July 2, 2009 (“Indenture”), among the Issuers, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Indenture pursuant to which this Note is issued provides that an unlimited aggregate principal amount of Additional Notes may be issued thereunder.

5. Optional Redemption.

(a) Except as set forth in subparagraphs (b), (c) and (d) of this paragraph 5, the Issuers shall not have the option to redeem the Notes prior to May 1, 2011. On or after May 1, 2011, the Issuers may redeem all or a part of the Notes upon not less than 15 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Special Interest (if any) thereon, to the applicable redemption date, if redeemed during the 12-month period beginning on May 1 of the years indicated below, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2011	105.250%

2012 and thereafter	100.000%

(b) At any time prior to May 1, 2011, the Issuers may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) at a redemption price of 110.500% of the principal amount thereof, plus accrued and unpaid interest and Special Interest (if any) thereon to the applicable redemption date, with the net cash proceeds of one or more Qualified Equity Offerings; provided that:

(i) at least 65% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) remains outstanding immediately after the occurrence of such redemption, excluding Notes held by the Company and its Subsidiaries; and

(ii) the redemption must occur within 90 days of the date of the closing of such Qualified Equity Offering.

EXHIBIT A

(c) At any time prior to May 1, 2011, the Issuers may, on any one or more occasions, redeem all or a part of the Notes, upon not less than 15 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest (if any) to, the date of redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

(d) At any time and from time to time prior to May 1, 2011, but not more than once in any 12-month period, the Issuers may redeem, in the aggregate, up to 10% of the original aggregate principal amount of Notes issued under the Indenture at a redemption price of 103% of the principal amount thereof, plus accrued and unpaid interest and Special Interest (if any) to the applicable redemption date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

6. Mandatory Redemption. The Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

7. Repurchase at Option of Holder.

(a) If a Change of Control occurs, each Holder of Notes shall have the right to require the Issuers to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to an offer by the Issuers (a “Change of Control Offer”) at an offer price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest and Special Interest (if any) thereon, to the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuers shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, other than a Sale of Notes Collateral or a Sale of a Guarantor, the Company or such Restricted Subsidiary may apply such Net Proceeds at its option and to the extent it so elects:

(i) to repay, repurchase or redeem Priority Lien Obligations (including Obligations under the Notes) or ABL Debt Obligations;

(ii) to repay any Indebtedness secured by a Permitted Prior Lien;

(iii) to repay Indebtedness and other obligations of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Company or another Restricted Subsidiary;

(iv) to repay other Indebtedness of either of the Issuers or any Guarantor (other than any Disqualified Stock or any Indebtedness that is contractually subordinated in right of payment to the Notes), other than Indebtedness owed to the Company or a Restricted Subsidiary of the Company; provided that the Issuers shall equally and ratably redeem or repurchase the Notes in accordance with Section 3.07 of the Indenture through open market purchases (to the extent such

EXHIBIT A

purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase the Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest (if any) on the amount of Notes that would otherwise be prepaid;

(v) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Company;

(vi) to purchase Replacement Assets or make a capital expenditure in or that is used or useful in a Permitted Business; or

(vii) any combination of the foregoing;

provided that the Company will be deemed to have complied with clauses (v) and (vi) of this paragraph 7(b) if and to the extent that, within 365 days after the Asset Sale that generated the Net Proceeds, the Company has entered into and not abandoned or rejected a binding agreement to acquire the assets or Capital Stock of a Permitted Business, purchase Replacement Assets or make a capital expenditure in compliance with clauses (v) and (vi) of this paragraph 7(b), and that acquisition, purchase or capital expenditure is thereafter completed within 90 days after the end of such 365-day period. Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.

(c) Within 365 days after the receipt of any Net Proceeds from an Asset Sale that constitutes a Sale of Notes Collateral or a Sale of a Guarantor, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply an amount equal to such Net Proceeds:

(i) to purchase other assets that would constitute Notes Collateral;

(ii) to purchase Capital Stock of another Permitted Business if, after giving effect to such purchase, the Permitted Business becomes a Guarantor or is merged into or consolidated with either of the Issuers or any Guarantor;

(iii) to make a capital expenditure with respect to assets that constitute Notes Collateral;

(iv) to repay Indebtedness secured by a Permitted Prior Lien on any Notes Collateral that was sold in such Asset Sale; or

(v) any combination of the foregoing;

provided that the Company will be deemed to have complied with clauses (i), (ii) and (iii) of this paragraph 7(c) if, and to the extent that, within 365 days after the Asset Sale that generated the Net Proceeds, the Company has entered into and not abandoned or rejected a binding agreement to purchase assets that constitute Notes Collateral or Capital Stock of another Permitted Business or to

EXHIBIT A

make a capital expenditure with respect to assets that constitute Notes Collateral in compliance with clauses (i), (ii) and (iii) of this paragraph 7(c), and that purchase or capital expenditure is thereafter completed within 90 days after the end of such 365-day period.

(d) Any Net Proceeds from Asset Sales that are not applied or invested as provided in paragraph 7(b) or paragraph 7(c) hereof shall constitute “Excess Proceeds.” Within 10 days after the aggregate amount of Excess Proceeds (including any Excess Proceeds held in the Collateral Proceeds Account) exceeds $10.0 million, the Issuers shall make an offer (an “Asset Sale Offer”) to all Holders of Notes and all holders of other Priority Lien Debt containing provisions similar to those set forth in the Indenture with respect to offers to purchase with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other Priority Lien Debt that may be purchased out of the Excess Proceeds. The offer price for the Notes and any other Priority Lien Debt in any Asset Sale Offer will be equal to 100% of the principal amount of the Notes and such other Priority Lien Debt purchased, plus accrued and unpaid interest and Special Interest (if any) on the Notes and any other Priority Lien Debt to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuers may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and such other Priority Lien Debt tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds (including any Excess Proceeds held in the Collateral Proceeds Account), the Notes and such other Priority Lien Debt shall be purchased on a pro rata basis based on the principal amount of Notes and such other Priority Lien Debt tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

8. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers are not required to transfer or exchange any Note selected for redemption. Also, the Issuers are not required to transfer or exchange any Note (1) for a period of 15 days before a selection of Notes to be redeemed or (2) tendered and not withdrawn in connection with a Change of Control Offer or an Asset Sale Offer. Transfer may be restricted as provided in the Indenture.

9. Notice of Redemption. Notice of redemption will be mailed at least 15 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

10. Persons Deemed Owners. The registered Holder of a Note will be treated as its owner for all purposes.

EXHIBIT A

11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Without the consent of any Holder of a Note, the Indenture, the Notes and the Note Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of either of the Issuers’ or any Guarantor’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of such Issuer’s or such Guarantor’s assets, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to comply with Section 4.18 of the Indenture, to conform the text of the Indenture, the Notes or the Note Guarantees to any provision of the section of the Offering Circular entitled “Description of Notes” to the extent that such provision in the “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Notes, the Note Guarantees or the Security Documents, to evidence and provide for the acceptance of appointment by a successor Trustee (provided that the successor Trustee is otherwise qualified and eligible to act as such under the Indenture or to provide for a successor or replacement Collateral Trustee under the Security Documents), to provide for the issuance of Additional Notes in accordance with the Indenture, to make, complete or confirm any grant of Collateral permitted or required by the Indenture or any of the Security Documents or any release, termination or discharge of Collateral that becomes effective as set forth in the Indenture or any of the Security Documents, or to grant any Lien for the benefit of the Holders of the Notes. Any amendment to, or waiver of, the provisions of the Indenture or any Security Document that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes will require the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding (but only to the extent any such consent is required under the Collateral Trust Agreement).

12. Defaults and Remedies. In the case of an Event of Default arising from events of bankruptcy or insolvency specified in clause (ix) or (x) of Section 6.01(a) of the Indenture, with respect to the Company, the Co-Issuer, any Guarantor or any Significant Subsidiary of the Company (or any Restricted Subsidiaries of the Company that together would constitute a Significant Subsidiary), all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Issuers specifying the Event of Default; provided, however, that so long as any Indebtedness permitted to be incurred pursuant to the ABL Credit Facility shall be outstanding, that acceleration shall not be effective until the earlier of (1) an acceleration of Indebtedness under the ABL Credit Facility; and (2) five Business Days after receipt by the Issuers and the agent under the ABL Credit Facility of written notice of such acceleration of the Notes. Holders of the

EXHIBIT A

Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or premium, if any, or Special Interest, if any) if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes. Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest or Special Interest, if any, on, premium, if any, on, or the principal of, the Notes; provided, however, that the Holders of a majority in principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related Payment Default that resulted from such acceleration.

13. Trustee Dealings with Issuers. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may become a creditor of, or otherwise deal with, the Issuers or any of their Affiliates, with the same rights it would have if it were not Trustee.

14. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of either of the Issuers or any Guarantor, as such, shall have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Indenture, the Note Guarantees, the Note Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees. This waiver and release may not, however, be effective to waive liabilities under the U.S. federal securities laws.

15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17. [Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes are entitled to the benefits of the Registration Rights Agreement, dated as of July 2, 2009, among the Issuers, the Guarantors and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time (the “Registration Rights Agreement”).]3

[3]	Include only if applicable; otherwise, replace with “[Reserved.].”

EXHIBIT A

18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19. Guarantee. The Issuers’ obligations under the Notes are fully and unconditionally guaranteed, jointly and severally, by the Guarantors.

20. Copies of Documents. The Issuers shall furnish to any Holder upon written request and without charge a copy of the Indenture [and/or the Registration Rights Agreement]4. Requests may be made to:

Solo Cup Company

1700 Old Deerfield Road

Highland Park, Illinois 60035

Attention: Chief Financial Officer

[4]	Include only if applicable.

EXHIBIT A

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(INSERT ASSIGNEE’S LEGAL NAME)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

EXHIBIT A

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

☐  Section 4.10                    ☐  Section 4.14

If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

EXHIBIT A

[To be inserted for Rule 144A Global Note]

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount at Maturity of this Global Note	Amount of Increase in Principal Amount at Maturity of this Global Note	Principal Amount of this Global Note Following such decrease (or increase)	Signature of Authorized Officer of Trustee or Custodian

[To be inserted for Regulation S Global Note]

SCHEDULE OF EXCHANGES OF REGULATION S GLOBAL NOTE

The following exchanges of a part of this Regulation S Global Note for an interest in another Global Note or of other Restricted Global Notes for an interest in this Regulation S Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount at Maturity of this Global Note	Amount of Increase in Principal Amount at Maturity of this Global Note	Principal Amount of this Global Note Following such decrease (or increase)	Signature of Authorized Officer of Trustee or Custodian

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Solo Cup Company

Solo Cup Operating Corporation

1700 Old Deerfield Road

Highland Park, IL 60035

Attention: Chief Financial Officer

U.S. Bank National Association

Corporate Trust Services

EP-MN-WS3C

60 Livingston Avenue

St. Paul, Minnesota 55107

Facsimile: (651) 495-8097

Attention: Raymond S. Haverstock

Re: 10.5% Senior Secured Notes due 2013

Reference is hereby made to the Indenture, dated as of July 2, 2009 (the “Indenture”), among Solo Cup Company, a Delaware corporation (the “Company”), Solo Cup Operating Corporation, a Delaware corporation (together with the Company, collectively, the “Issuers”), the Guarantors and U.S. Bank National Association, a nationally chartered banking association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                     (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $         in such Note[s] or interests (the “Transfer”), to                              (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

☐    1. Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

EXHIBIT B

☐    2. Check if Transferee will take delivery of a beneficial interest in a Legended Regulation S Global Note, or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Legended Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

☐    3. Check and complete if Transferee will take delivery of a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144, Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

☐    (a) such Transfer is being effected to the Company or a subsidiary thereof; or

☐    (b) such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Notes and in the Indenture and the Securities Act.

EXHIBIT B

4. Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

☐    (a) Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

☐    (b) Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and, in the case of a transfer from a Restricted Global Note or a Restricted Definitive Note, the Transferor hereby further certifies that (a) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (b) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (c) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (d) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person, and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

☐    (c) Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

EXHIBIT B

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

Dated:

[Insert Name of Transferor]

By:
Name:
Title:

EXHIBIT B

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

☐	(a)	a beneficial interest in the:

	(i)	144A Global Note (CUSIP ); or

	(ii)	Regulation S Global Note (CUSIP ); or

☐	(b)	a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

☐	(a)	a beneficial interest in the:

	(i)	144A Global Note (CUSIP ); or

	(ii)	Regulation S Global Note (CUSIP ); or

	(iii)	Unrestricted Global Note (CUSIP ); or

☐	(b)	a Restricted Definitive Note; or

☐	(c)	an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Solo Cup Company

Solo Cup Operating Corporation

1700 Old Deerfield Road

Highland Park, IL 60035

Attention: Chief Financial Officer

U.S. Bank National Association

Corporate Trust Services

EP-MN-WS3C

60 Livingston Avenue

St. Paul, Minnesota 55107

Facsimile: (651) 495-8097 Attention: Raymond S. Haverstock

Re: 10.5% Senior Secured Notes due 2013

Reference is hereby made to the Indenture, dated as of July 2, 2009 (the “Indenture”), among Solo Cup Company, a Delaware corporation (the “Company”), Solo Cup Operating Corporation, a Delaware corporation (together with the Company, collectively, the “Issuers”), the Guarantors and U.S. Bank National Association, a nationally chartered banking association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                     (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $         in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

☐    (a) Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

EXHIBIT C

☐    (b) Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

☐    (c) Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

☐    (d) Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

☐    (a) Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

EXHIBIT C

☐    (b) Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] :

☐	144A Global Note, :

☐	Regulation S Global Note, :

with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

Dated:

[Insert Name of Transferor]

By:
Name:
Title:

EXHIBIT D

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Solo Cup Company

Solo Cup Operating Corporation

1700 Old Deerfield Road

Highland Park, IL 60035

Attention: Chief Financial Officer

U.S. Bank National Association

Corporate Trust Services

EP-MN-WS3C

60 Livingston Avenue

St. Paul, Minnesota 55107

Facsimile: (651) 495-8097

Attention: Raymond S. Haverstock

Re: 10.5% Senior Secured Notes due 2013

Reference is hereby made to the Indenture, dated as of July 2, 2009 (the “Indenture”), among Solo Cup Company, a Delaware corporation (the “Company”), Solo Cup Operating Corporation, a Delaware corporation (together with the Company, collectively, the “Issuers”), the Guarantors and U.S. Bank National Association, a nationally chartered banking association, as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $         aggregate principal amount of:

(a)    ☐     a beneficial interest in a Global Note, or

(b)    ☐     a Definitive Note,

we confirm that:

1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we shall do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer,

D-1

EXHIBIT D

furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuers a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, or (E) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (D) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuers such certifications, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

The Trustee and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Dated:
[Insert Name of Accredited Investor]

By:
Name:
Title:

D-2

EXHIBIT E

FORM OF NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in and subject to the provisions in the Indenture, dated as of July 2, 2009 (the “Indenture”), among Solo Cup Company, a Delaware corporation (the “Company”), Solo Cup Operating Corporation, a Delaware corporation (together with the Company, collectively, the “Issuers”), the Guarantors and U.S. Bank National Association, a nationally chartered banking association, as trustee (the “Trustee”), (a) that the principal of, premium (if any), interest and Special Interest (if any) on, the Notes (as defined in the Indenture) will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium (if any), interest and Special Interest (if any) on, the Notes, if lawful (subject in all cases to any applicable grace periods provided in the Indenture and the Notes), and all other obligations of the Issuers to the Holders or the Trustee under the Indenture or the Notes will be promptly paid in full, all in accordance with the terms of the Indenture and the Notes and (b) that, in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact of such Holder for such purpose.

[SIGNATURE PAGE FOLLOWS]

E-1

EXHIBIT E

IN WITNESS HEREOF, each Guarantor has caused this Notation of Guarantee to be signed manually or by facsimile by its duly authorized officer.

[NAME OF GUARANTOR]

E-2

EXHIBIT F

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE, dated as of                     , among                      (the “Guaranteeing Subsidiary”), a subsidiary of Solo Cup Company, a Delaware corporation (or its permitted successor) (the “Company”), the Company, Solo Cup Operating Corporation, a Delaware corporation (together with the Company, collectively, the “Issuers”), the Guarantors listed on the signature pages hereto and U.S. Bank National Association (or its permitted successor), a nationally chartered banking association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers and the other Guarantors party thereto have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of July 2, 2009 providing for the issuance of the Issuers’ 10.5% senior secured notes due 2013 (the “Notes”);

WHEREAS, the Indenture provides that, under certain circumstances, the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall, subject to Article Ten of the Indenture, jointly and severally will all of the other Guarantors, fully and unconditionally guarantee the Notes on the terms and conditions set forth therein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to join the Issuers and the Guarantors in execution and delivery of this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee agree as follows for the equal and ratable benefit of the Holders of the Notes:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to Guarantee.

(1) Subject to Article Ten of the Indenture, the Guaranteeing Subsidiary, jointly and severally with all other Guarantors, fully and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that:

(a) the principal of, premium (if any), interest and Special Interest (if any) on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium (if any), interest and Special Interest (if any) on, the Notes, if lawful (subject in all cases to any applicable grace period provided herein), and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full, all in accordance with the terms hereof and thereof

EXHIBIT F

(b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. The Guaranteeing Subsidiary agrees that this is a guarantee of payment and not a guarantee of collection.

(2) The Guaranteeing Subsidiary hereby agrees that, to the maximum extent permitted under applicable law, its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

(3) The Guaranteeing Subsidiary, subject to Section 6.06 of the Indenture, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

(4) If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to either of the Issuers or any Guarantor, any amount paid by any of them to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(5) The Guaranteeing Subsidiary agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

(6) The Guaranteeing Subsidiary agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six of the Indenture for the purposes of the Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article Six of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of the Note Guarantee.

(7) The Guaranteeing Subsidiary shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

(8) The Guaranteeing Subsidiary confirms, pursuant to Section 10.02 of the Indenture, that it is the intention of such Guaranteeing Subsidiary that the Note Guarantee not constitute (i) a fraudulent transfer or conveyance for purposes of Bankruptcy

EXHIBIT F

Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to the Note Guarantee or (ii) an unlawful distribution under any applicable state law prohibiting shareholder distributions by an insolvent subsidiary to the extent applicable to the Note Guarantee. To effectuate the foregoing intention, the Guaranteeing Subsidiary and the Trustee hereby irrevocably agree that the obligations of the Guaranteeing Subsidiary will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guaranteeing Subsidiary that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article Ten of the Indenture, result in the obligations of the Guaranteeing Subsidiary under the Note Guarantee not constituting a fraudulent transfer or conveyance or such an unlawful shareholder distribution.

3. Execution and Delivery. The Guaranteeing Subsidiary agrees that the Note Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of the Note Guarantee.

4. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Guaranteeing Subsidiary under the Notes, the Indenture, this Supplemental Indenture, the Note Guarantees, the Note Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. The waiver and release under this Section 4 are part of the consideration for the Note Guarantees. Such waiver and release may not, however, be effective to waive liabilities under the U.S. federal securities laws.

5. NEW YORK LAW TO GOVERN. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE AND THE NOTE GUARANTEE.

6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

[SIGNATURE PAGE FOLLOWS]

EXHIBIT F

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

[NAME OF GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

ISSUERS:

SOLO CUP COMPANY,
a Delaware corporation

By:
Name:
Title:

SOLO CUP OPERATING CORPORATION,
a Delaware corporation

By:
Name:
Title:

GUARANTORS:

[NAMES OF EXISTING GUARANTORS]

By:
Name:
Title:

EXHIBIT F

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Name:
Title: